UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WINGSTOP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER TO OUR STOCKHOLDERS

        , 2020

Dear Stockholder:

We cordially invite you to attend the 2020 Annual Meeting of Stockholders of Wingstop Inc. to be held on Monday, June 8, 2020, at 10:00 a.m. central time. We will be holding the Annual Meeting virtually via the Internet to do our part to avoid the spread of coronavirus, or COVID-19, and maximize your ability to participate in the meeting despite the unprecedented challenges of the global pandemic we are all facing. We believe that our delivery and carryout business model positions us to continue to serve our communities as we all navigate this difficult situation, and we will continue to implement protocols as we strive to protect our employees and customers.

Enclosed are the Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business that will be acted upon at the meeting, as well as our 2019 Annual Report, which includes our audited financial statements.

For your convenience, we will take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about                 , 2020, we began mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2019 Annual Report and how to vote over the Internet or how to request and return a proxy card by mail. For information on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email, or proxy card you receive to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. Copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and 2019 Annual Report are available at www.proxydocs.com/WING.

Your vote is important. Even if you plan to attend the virtual meeting, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares during the virtual meeting if you are able to attend.

On behalf of your Board of Directors, thank you for your continued support of and interest in Wingstop.

Sincerely,

Charles R. Morrison

Chairman and Chief Executive Officer

WINGSTOP INC.

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2020

Time:	10:00 a.m. central time

Date:	June 8, 2020

Virtual Meeting Site*:	www.proxydocs.com/WING

Record Date:	Stockholders of record at the close of business on April 13, 2020 are entitled to notice of and to vote at the Annual Meeting or any adjournments, postponements, or recesses thereof.

Purpose:	(1) Elect two Class II directors nominated by the Board of Directors for a term that expires at the 2023 Annual Meeting of Stockholders;

(2) Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020;

(3) Approve, on an advisory basis, the compensation of our named executive officers;

(4) Approve amendments to our Certificate of Incorporation to remove provisions that provide favorable rights to RC II WS LLC that are no longer applicable; and

(5) Consider and act upon such other business as may properly come before the Annual Meeting or any adjournments, postponements, or recesses thereof.

Stockholders Register:	A list of the stockholders entitled to vote at the Annual Meeting may be examined during regular business hours at our executive offices, 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240, during the ten-day period preceding the meeting. To access this list during the Annual Meeting, please visit www.proxydocs.com/WING.

Voting:	Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. Please vote by telephone or electronically through the Internet or, if you requested a proxy card via mail, sign, date, and return the proxy card in the enclosed business reply envelope, to ensure your representation at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JUNE 8, 2020

This notice and the accompanying Proxy Statement, proxy card and 2019 Annual Report are available at www.proxydocs.com/WING.

*

In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our people, including our stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “Proxy Statement Summary—Virtual Annual Meeting of Stockholders” for more detailed information. Stockholders will be able to attend the Annual Meeting and vote from any location via the Internet.

By order of the Board of Directors,

Albert G. McGrath

Senior Vice President, General Counsel & Secretary

                    , 2020

Preliminary Copy

PROXY STATEMENT SUMMARY
WINGSTOP INC. 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in making a voting decision, and you should read the entire Proxy Statement carefully before voting. Unless the context indicates otherwise, references to “Wingstop,” “we,” “our,” “us,” or the “Company” are to Wingstop Inc. and its consolidated subsidiaries. References to the “Board” or the “Board of Directors” are to the Board of Directors of Wingstop Inc.

Annual Meeting Information

Time and Date:	June 8, 2020 at 10:00 a.m. central time

Virtual Meeting Site*:	www.proxydocs.com/WING

Record Date:	April 13, 2020

Proxy Materials Distribution Date:	On or around , 2020

*

In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our people, including our stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “Proxy Statement Summary—Virtual Annual Meeting of Stockholders” for more detailed information. Stockholders will be able to attend the Annual Meeting and vote from any location via the Internet.

Items of Business and Voting Recommendations

Agenda Items	Board’s Voting Recommendation	Page Reference (for more detail)
1. Election of two Class II directors (the “Director Election Proposal”)*	FOR the election of each director nominee	1
2. Ratification of the appointment of KPMG LLP (the “Auditor Ratification Proposal”)	FOR	30
3. Approval, on an advisory basis, of named executive officer compensation (the “Say-on-Pay Proposal”)	FOR	33
4. Approval of amendments to our Certificate of Incorporation (the “Charter”) to remove provisions that provide favorable rights to RC II WS LLC (“RC II WS”) that are no longer applicable (the “Charter Amendment Proposal”)	FOR	34
*

Pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” beginning on page 8.

WINGSTOP INC. 2020 PROXY STATEMENT | 1

PROXY STATEMENT SUMMARY

HIGHLIGHTS FOR THE FISCAL YEAR 2019

Highlights of Wingstop’s performance during fiscal year 2019 include, among other things:

(1)	Percentage of domestic restaurants with delivery as of December 28, 2019.

Recent Corporate Governance Highlights

Recent highlights of enhancements to Wingstop’s corporate governance practices include, among other things:

•	we continued to make efforts to retain our top talent by entering into a new employment agreement with our Chief Executive Officer and extending the term of his employment;

•	in March 2019, we added a new independent director to our Board, Kate S. Lavelle, who has significant executive and public company board experience;

•	we continued to expand the gender and ethnic diversity of our Board;

•	we made strategic organizational changes to our senior leadership, adding four new members to our executive management team: Nicolas Boudet, Christina M. Clarke, Albert G. McGrath, and Mahesh G. Sadarangani;

•	we continued to track environmental, social, and governance metrics so that we may operate and govern our Company in a socially responsible manner; and

•	we amplified our efforts to give back to the communities in which we operate through Wingstop Charities.

2 | WINGSTOP INC. 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Compensation Best Practices

The table below summarizes the Company’s key executive compensation practices, including practices the Company has implemented that the Compensation Committee believes will help to drive corporate performance, as well as those practices that the Company has chosen not to implement because the Company believes they do not serve its stockholders’ interests.

What We Do			What We DON’T Do
✓	Pay for performance. Tie pay to performance by ensuring that a significant portion of executive compensation is performance-based and at-risk.	✗

Repricing. Stock option exercise prices are set equal to the grant date fair market value and may not be repriced, except for certain adjustments that may be made in connection with extraordinary transactions, such as dividend equivalency adjustments.

✓

Performance metrics tied to Company performance.

The performance metrics for our performance-based cash bonus plan and performance-based equity awards are tied to the Company’s performance, aligning executive and stockholder interests. We believe that cash-based performance compensation emphasizes pay-for-performance and rewards our executives for achieving performance goals, while equity-based performance compensation emphasizes the Company’s long-term performance and further aligns the interests of our executives with those of our stockholders.

✗

Excess golden parachute agreements. The termination benefits payable to our senior officers, other than our Chief Executive Officer, under our Executive Severance Plan generally range from only 1.0 to 2.0 times base salary and target bonus, and the termination benefits payable to our Chief Executive Officer under his employment agreement generally range from only 2.0 to 2.5 times base salary and target bonus.

✓

Robust stock ownership and retention guidelines. Our stock ownership and retention policy has guidelines requiring our Chief Executive Officer to own five (5) times his annual base salary in common stock or common stock derivatives and our executive vice presidents and senior vice presidents to own three (3) and two (2) times their annual base salary in common stock or common stock derivatives, respectively.

		✗	Tax gross-ups. Our equity award agreements and our Chief Executive Officer’s employment agreement do not provide for excise tax gross-ups.
✓

Clawback policy. Our incentive-based compensation recoupment policy provides that, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we may seek to recover any payment received by any current or former executive officer made in settlement of an equity or incentive award during the three-year period preceding the accounting restatement. The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award if the financial statements had been correct.

		✗	Share Recycling. We do not recycle shares withheld for taxes, shares settled in cash, or other liberal share-counting features.
✓	Independent compensation consultant. The Compensation Committee uses Frederic W. Cook & Co. (“FW Cook”), an independent compensation consultant, to assist in designing its compensation policies.	✗	Hedging or pledging shares. Our insider trading compliance policy prohibits our directors and named executive officers from any hedging or pledging of Company securities.
✓

Listen to our Stockholders. We hold an advisory vote on executive compensation annually and actively review the results of these votes when we make compensation decisions. In 2019, our stockholders voiced substantial support for our 2018 executive compensation plans and programs, with over 98.5% of stockholders that voted at our annual meeting casting votes in favor of approving our executive compensation practices.

		✗	Perquisites. We do not provide our executives with perquisites that differ materially from those available to employees generally.

WINGSTOP INC. 2020 PROXY STATEMENT | 3

PROXY STATEMENT SUMMARY

Proposal 1—Director Election Proposal

Director Nominees

The Board of Directors is asking you to elect the two nominees named below as Class II directors for terms that expire at the 2023 annual meeting of stockholders. The following table provides summary information about the two director nominees. For more information about the director nominees, see page 9.

Name	Occupation	Experience/Qualifications	Independence Status	Board Positions and Committees	End of Term
Lynn Crump-Caine	Founder and Chief Executive Officer of OutsideIn Consulting Former Executive Vice President of the Worldwide Operations for McDonald’s Corporation	Corporate Governance, Diversity, Executive Management, International, Marketing, Operations, Restaurant Industry, Risk Management, Strategy	Independent	Lead Independent Director, Compensation Committee Chair	FY 2023
Wesley S. McDonald	Retired Former Principal Officer, Chief Financial Officer of Kohl’s Corporation	Corporate Governance, Executive Management, Financial & Accounting, Operations, Retail Industry, Risk Management, Strategy	Independent	Audit Committee Chair, Nominating and Corporate Governance Committee Member	FY 2023

Vote Required

The election of the director nominees will be determined by a plurality of the votes cast at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). However, pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” beginning on page 8.

Proposal 2—Auditor Ratification Proposal

Auditor Ratification

The Board is asking you to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 26, 2020. On March 6, 2019, the Audit Committee approved the dismissal of Ernst & Young LLP (“E&Y”), which had served as our independent registered public accounting firm since 2014, and approved the appointment of KPMG. This change in auditors was not the result of disagreements with E&Y with respect to accounting principles, financial statement disclosures, or auditing scope or procedures. For additional information concerning our change in auditors, see “Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 30. Also, set forth on page 32 is summary information with respect to the fees for services provided to us by KPMG during the fiscal years ended December 28, 2019 and December 29, 2018.

Vote Required

The approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

4 | WINGSTOP INC. 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Proposal 3—Say-on-Pay Proposal

Say-on-Pay

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For a detailed description of our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 38.

Vote Required

The approval of the Say-on-Pay Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

Proposal 4—Charter Amendment Proposal

Charter Amendments

The Board is asking you to approve certain amendments to the Charter to remove the provisions that grant favorable rights to RC II WS, an affiliate of Roark Capital Management, LLC and our former majority stockholder, as these provisions are no longer applicable. The proposed amendments to the Charter will not impact your rights as a holder of our common stock. The Board of Directors believes that approving these amendments will benefit the Company by making the rights of all of our stockholders identical. In addition, the Board believes that without these amendments, RC II WS or its affiliates could reacquire a majority of our common stock and utilize these rights to exercise a disproportionate amount of control over us and our Board of Directors compared to other stockholders, which would materially limit your rights as a stockholder. For additional information regarding the proposed Charter amendments, see “Proposal 4—Approval of Charter Amendments” beginning on page 34. The full text of the Charter amendments is set forth on Appendix A to this Proxy Statement.

Vote Required

The approval of the Charter Amendment Proposal requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of our common stock entitled to vote at the Annual Meeting.

Voting Procedures

Voting Rights of the Stockholders

Each share of our common stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Our stockholders are not entitled to cumulative voting rights, and dissenters’ rights are not applicable to the matters being voted upon at the Annual Meeting.

Only owners of record of shares of common stock at the close of business on April 13, 2020, the record date, are entitled to vote at the Annual Meeting, or at any adjournments, postponements, or recesses thereof. There were 29,583,394 shares of common stock issued and outstanding on the record date.

With respect to each of the proposals to be acted upon at the Annual Meeting, you may vote as follows:

•	Director Election Proposal: “FOR” each of the nominees, “WITHHOLD” from each of the nominees, “FOR” individual nominees, or “WITHHOLD” from individual nominees;

•	Auditor Ratification Proposal: “FOR,” “AGAINST,” or “ABSTAIN”;

•	Say-on-Pay Proposal: “FOR,” “AGAINST,” or “ABSTAIN”; and

•	Charter Amendment Proposal: “FOR,” “AGAINST,” or “ABSTAIN.”

All properly executed written proxies, and all properly completed proxies submitted by the Internet or telephone, that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of the voting at the Annual Meeting.

WINGSTOP INC. 2020 PROXY STATEMENT | 5

PROXY STATEMENT SUMMARY

Quorum

The presence, in person, by a duly authorized representative in the case of a corporation or other legal entity, or through representation by proxy, of the holders of a majority of the combined voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting (including abstentions and broker non-votes) is necessary to constitute a quorum to transact business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

Effect of Votes Withheld, Abstentions and Broker Non-Votes

Abstentions and broker non-votes withheld are included in the number of shares of common stock present for determining a quorum for all proposals.

The election of directors will be determined by a plurality of votes cast. As a result, votes withheld will have no impact with respect to the election of directors, except that pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation. For additional information concerning this policy, see “Proposal 1—Election of Directors—Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election” beginning on page 8.

Pursuant to our Bylaws, except as otherwise required by applicable law or regulation or by the Charter, all matters other than the election of directors are determined by the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Pursuant to the Charter, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve the Charter Amendment Proposal. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Annual Meeting. Accordingly, an abstention will have the effect of a vote against the Auditor Ratification Proposal, the Say-on-Pay Proposal and the Charter Amendment Proposal, as applicable.

Under applicable stock exchange rules, brokers who hold shares on behalf of beneficial owners have the authority to vote on certain proposals when they have not received instructions from the beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item under applicable stock exchange rules and has not received voting instructions from the beneficial owner.

Your broker does not have discretionary authority to vote your common stock with respect to the Director Election Proposal or the Say-on-Pay Proposal in the absence of specific instructions from you. Where a broker does not have discretionary authority to vote your common stock, such broker is not considered “entitled to vote” with respect to a particular proposal at the Annual Meeting. Accordingly, a broker non-vote will have no effect on the Director Election Proposal or the Say-on-Pay Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal and the Charter Amendment Proposal because your broker has discretionary authority to vote your common stock with respect to such proposals.

Revocability of Proxy

Your proxy is revocable at any time before the polls close at the Annual Meeting. If you wish to revoke your proxy and change your vote, you may:

•	vote again by the Internet or by telephone, if available, prior to the start of the Annual Meeting;

•	give written notice to our Corporate Secretary prior to the start of the Annual Meeting that you wish to revoke your proxy and change your vote; or

•	vote online during the Annual Meeting.

Virtual Annual Meeting of Stockholders

This year’s Annual Meeting will be completely virtual and will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the Record Date or if you hold a valid proxy for the Annual

6 | WINGSTOP INC. 2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Meeting. You will be able to participate in the Annual Meeting online and submit your questions prior to the meeting by visiting www.proxydocs.com/WING. You also will be able to vote your shares electronically at the Annual Meeting.

In order to attend the virtual Annual Meeting, you must register in advance at www.proxydocs.com/WING prior to the deadline of June 4, 2020 at 5:00 p.m. Eastern Time. The control number located in the shaded gray box of your proxy card and/or voting authorization form will be required to register. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting, and you will have the ability to submit questions prior to the Annual Meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

You can submit questions electronically prior to the Annual Meeting. During the Q&A session of the meeting, members of our management will answer the questions that were submitted in advance of the meeting, as time permits. To ensure the Annual Meeting is conducted in a manner that is fair to all stockholders, we reserve the right, in our sole discretion, to edit or reject questions we deem profane, repetitive, not relevant to the business of the Company, or otherwise inappropriate.

2021 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in May 2021 pursuant to SEC Rule 14a-8 must be received by us by                , 2020. Director nominations or other business to be brought before the 2021 Annual Meeting of Stockholders by a stockholder, other than Rule 14a-8 proposals described above, must be received by us between February 8, 2021 and March 10, 2021. For more information, see “Next Annual Meeting—Stockholder Proposals” on page 68.

Solicitation Matters

Proxies are being solicited by the Board of Directors on behalf of the Company. We have hired Innisfree M&A Inc. (“Innisfree”) to provide us with consulting and analytic services and solicitation services for banks, brokers, institutional investors, and individual shareholders. Innisfree’s annual fee for these services is $17,500, plus reimbursement of reasonable out-of-pocket expenses. We have agreed to indemnify Innisfree against certain liabilities and expenses, including liabilities under the federal securities laws.

Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the common stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of common stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

WINGSTOP INC. 2020 PROXY STATEMENT | 7

PROPOSAL 1— ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board and its committees. Pursuant to the Charter and our Bylaws, our Board is required to consist of between three (3) and fifteen (15) directors divided into three classes, with the number of directors serving in each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The directors within each class serve on the Board for staggered three-year terms.

Currently, our Board consists of eight directors, with three directors in Classes I and III and two directors in Class II. The three director classes are as follows:

•	Class II, consisting of Lynn Crump-Caine and Wesley S. McDonald, whose terms expire at the Annual Meeting and, therefore, are standing for election to the Board;

•	Class III, consisting of Kilandigalu (Kay) M. Madati, Charles R. Morrison, and Kate S. Lavelle, whose terms will expire at the annual meeting of stockholders to be held in 2021; and

•	Class I, consisting of Krishnan (Kandy) Anand, David L. Goebel, and Michael J. Hislop, whose terms will expire at the annual meeting of stockholders to be held in 2022.

Directors hold office until their successor is duly elected and qualified or until their earlier death, resignation, or removal. Our directors may only be removed for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of our voting stock at a meeting of the stockholders called for that purpose.

Board Nominees for Election at the Annual Meeting

The terms of Ms. Crump-Caine and Mr. McDonald, each a Class II director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Ms. Crump-Caine and Mr. McDonald have been nominated for re-election at the Annual Meeting. If elected, Ms. Crump-Caine and Mr. McDonald will hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2023.

Each director nominee has consented to being named in this Proxy Statement and to serve as a director if elected.

The persons named on the accompanying proxy card, or their substitutes, will vote for the election of the two nominees listed herein, except to the extent authority to vote for one or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. If any of the nominees becomes unable or unwilling to serve, the persons named as proxies on the accompanying proxy card, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

Vote Required; Director Resignation Policy for Failure to Receive Majority Vote in Election

To be elected as a director, each director nominee must receive a plurality of the votes cast at the Annual Meeting. Nonetheless, pursuant to our Corporate Governance Guidelines, each of the director nominees has tendered an irrevocable resignation that becomes effective if (i) such nominee fails to receive more “FOR” votes than “WITHHELD” votes in an uncontested election of directors at an annual meeting and (ii) the Board accepts such resignation.

The Nominating and Corporate Governance Committee must consider the resignation and recommend to the Board the action to be taken with respect to the resignation. The director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee’s recommendation with respect to the resignation. The Board is required to consider and act on the recommendation within ninety (90) days following certification of the stockholder vote and will publicly disclose its decision whether to accept the resignation offer.

A copy of our Corporate Governance Guidelines is available on the investor relations section of our website at http://ir.wingstop.com.

8 | WINGSTOP INC. 2020 PROXY STATEMENT

PROPOSAL 1—ELECTION OF DIRECTORS

Director Nominees for Terms Expiring at the 2023 Annual Meeting

LYNN CRUMP-CAINE
Director Since 2017 Age: 63 Lead Independent Director Compensation Committee (Chair)
Favorite Wingstop Flavor:

Ms. Crump-Caine is our Lead Independent Director and has been a member of our Board since January 2017. She is the founder and Chief Executive Officer of OutsideIn Consulting, an organizational performance and strategy development consulting firm. Ms. Crump-Caine brings 30 years of restaurant industry experience having previously served as Executive Vice President of the Worldwide Operations for McDonald’s, where her responsibility also included global supply chain, real estate development, and innovation worldwide. Prior to this role, she held numerous executive level positions including Executive Vice President U.S., Restaurant Systems and Operations. Ms. Crump-Caine brings substantial public-company governance experience having served on several public company and nonprofit company boards. Her current directorships include Thrivent Financial and Advocate Aurora Health Care (previously Advocate Health Care, where she was past chair). Her former directorships include G&K Services and Krispy Kreme Doughnuts, Inc. Ms. Crump-Caine also serves as a mentor with Merryck & Co., a global firm providing mentoring services for senior executives.

Director Qualifications

Ms. Crump-Caine’s far-reaching operational experience, including in various senior positions with McDonald’s Corporation, provides her with valuable and relevant experience in understanding complex operating systems, training, and brand development, as well as extensive industry knowledge. In addition, public company board service provides her with the experience, qualifications, and skills to serve as a director.

WESLEY S. MCDONALD
Director Since 2016 Age: 57 Independent Audit (Chair) and Nominating and Corporate Governance Committees
Favorite Wingstop Flavor:

Mr. McDonald has been a member of our Board since May 2016. From 2003 to 2017, he served as an officer of Kohl’s Corporation, where he oversaw financial planning and analysis, investor relations, financial reporting, accounting operations, tax, treasury, non-merchandise purchasing, credit, and capital investment. He was promoted to Senior Executive Vice President, Chief Financial Officer in 2010 and to Principal Officer, Chief Financial Officer in 2015. Prior to joining Kohl’s, Mr. McDonald served as Chief Financial Officer and Vice President of Abercrombie & Fitch Co. Earlier in his career, he held several positions of increasing responsibility at Target Corporation. Mr. McDonald has been a member of the board of directors of Urban Outfitters, Inc. (NASDAQ: URBN) since May 2019.

Director Qualifications

Mr. McDonald’s experience as a chief financial officer and in other senior executive leadership roles working with publicly traded consumer products companies, and knowledge of complex financial matters provide him with valuable and relevant experience in corporate administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions, and leadership of complex organizations, and provide him with the qualifications and skills to serve as a director.

The Board of Directors recommends that you vote FOR each director nominee.

WINGSTOP INC. 2020 PROXY STATEMENT | 9

PROPOSAL 1—ELECTION OF DIRECTORS

Continuing Directors with Terms Expiring at the 2021 or 2022 Annual Meetings

The directors listed below will continue in office for the remainder of their terms and until their respective successor is duly elected and qualified or until their earlier death, resignation, or removal.

CHARLES R. MORRISON
Director Since 2012 Age: 51 Not Independent
Favorite Wingstop Flavor:

Mr. Morrison has served as our President and Chief Executive Officer since June 2012, as our Chairman since March 2017, and a member of our Board since September 2012. Prior to joining Wingstop, he was Chief Executive Officer of Rave Restaurant Group, Inc., a publicly traded international pizza chain, from January 2007 to June 2012. Mr. Morrison has also held multiple senior leadership positions during his more than 20 years of restaurant experience, including serving as President of Steak & Ale and The Tavern Restaurants for Metromedia Restaurant Group, as well as various management positions at Kinko’s, Boston Market, and Pizza Hut. Mr. Morrison was recognized in 2016 by the International Foodservice Manufacturers Association with the Silver Plate award, which pays tribute to the most outstanding and innovative talents in foodservice operations and received in 2015 the Nation’s Restaurant News’ Golden Chain Award, an honor bestowed on those representing the very best that the restaurant industry has to offer.

Director Qualifications

Mr. Morrison’s extensive experience in the restaurant industry, including as a chief executive officer of a publicly traded restaurant company, and his service as our Chief Executive Officer, provide him with significant knowledge and understanding of the industry and our business.

Mr. Morrison’s term will expire at the annual meeting of stockholders to be held in 2021.

KRISHNAN (KANDY) ANAND
Director Since 2018 Age: 62 Independent Audit and Compensation Committee
Favorite Wingstop Flavor:

Mr. Anand has been a member of our Board since August 2018. He currently serves as the Chief Executive Officer of Igniting Business Growth, a business consulting company. Mr. Anand retired from Molson Coors International LP in November 2019, where, prior to his retirement, he served as Chief Growth Officer since 2016 and President and Chief Executive Officer of Molson Coors International LP from December 2009 to October 2016. Before joining Molson Coors International LP, Mr. Anand held a variety of positions at The Coca Cola Company, most recently as president of Coca Cola’s Philippine business from 2007 to 2009. He also served as vice president of Coca Cola’s Global Commercial Leadership from 2004 to 2007 and prior to that as vice president of global brands strategy. Mr. Anand served on the board of directors of Popeyes Louisiana Kitchen Inc. (NASDAQ: PLKI) from November 2010 to 2017. He also served in various senior marketing strategy roles with Unilever in India from 1980 to 1996.

Director Qualifications

Mr. Anand is an experienced executive leader and has significant public company board experience as well as restaurant experience in the chicken category from his directorship at Popeyes Louisiana Kitchen Inc., where he also served on the compensation committee. Further, Mr. Anand possesses a unique skillset, including branding, growth, and international experience, and he also adds to the diversity of our Board, all of which provide him with the qualifications and skills to serve as a director.

Mr. Anand’s term will expire at the annual meeting of stockholders to be held in 2022.

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PROPOSAL 1—ELECTION OF DIRECTORS

DAVID L. GOEBEL
Director Since 2017 Age: 69 Independent Compensation and Nominating and Corporate Governance Committees
Favorite Wingstop Flavor:

Mr. Goebel has been a member of our Board since November 2017. He currently serves as Lead Director of Jack In the Box Inc. (NASDAQ: JACK), and as a board member of QuickChek, a privately held gas/convenience food company. Mr. Goebel has been a partner and faculty member for Merryck & Co. Ltd., a worldwide firm that provides peer-to-peer mentoring services for senior business executives, since May 2008. In 2008, he became the founding principal and President of Santoku, Inc., a private company that operates a fast-casual pizza concept under the name Pie Five Pizza Company. He also served as acting President and Chief Executive Officer of Mr. Goodcents Franchise Systems, Inc., the franchisor of Goodcents Deli Fresh Subs, from 2010 until December 2014. From 2001- 2007, he served in various executive positions at Applebee’s International, Inc., including as President and Chief Executive Officer in 2006-2007, during which time it operated nearly 2,000 restaurants in the United States and abroad. Prior to that, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Prior to that, he was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned, which was responsible for developing 80 restaurants within a seven-state area from 1994-1998.

Director Qualifications

Mr. Goebel’s more than 40 years of experience in the retail, food service, and hospitality industries provides him with extensive business, operational, management, and leadership development experience, as well as unique insights into restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation, and strategic planning that qualify him to serve as a director.

Mr. Goebel’s term will expire at the annual meeting of stockholders to be held in 2022.

MICHAEL J. HISLOP
Director Since 2011 Age: 65 Independent Audit and Nominating and Corporate Governance (Chair) Committees
Favorite Wingstop Flavor:

Mr. Hislop has been a member of our Board since October 2011. He has served as Chairman of Corner Bakery, a national bakery-cafe chain, since February 2006 and served as its Chief Executive Officer from February 2006 until October 2015. In addition, Mr. Hislop has been the Chairman of Il Fornaio since 2001, served as its Chief Executive Officer from 1998 until October 2015, and prior to that, he served as President and Chief Operating Officer of Il Fornaio beginning in 1995. Prior to Il Fornaio, he was Chairman and Chief Executive Officer for Chevys Mexican Restaurants, where he built the company’s infrastructure in preparation for taking it public. He has also served in a number of operating positions at El Torito Mexican Restaurants and T.G.I. Friday’s. In 2010, Mr. Hislop was recognized by the International Foodservice Manufacturers Association with the Silver Plate award, which pays tribute to the most outstanding and innovative talents in foodservice operations, and in 2013, he received Nation’s Restaurant News’ Golden Chain Award, an honor bestowed on those representing the very best that the restaurant industry has to offer.

Director Qualifications

Mr. Hislop’s experience as a chief executive officer and chief operating officer in the restaurant industry and vast knowledge of franchise operations provide him with valuable and relevant experience in operations, brand management, consumer strategy, and leadership of complex organizations, as well as extensive industry knowledge, and provide him with the qualifications and skills to serve as a director.

Mr. Hislop’s term will expire at the annual meeting of stockholders to be held in 2022.

WINGSTOP INC. 2020 PROXY STATEMENT | 11

PROPOSAL 1—ELECTION OF DIRECTORS

KILANDIGALU (KAY) M. MADATI
Director Since 2017 Age: 47 Independent Compensation and Nominating and Corporate Governance Committee
Favorite Wingstop Flavor:

Mr. Madati has been a member of our Board since March 2017. Mr. Madati previously served as Head of Content Partnerships of Twitter, Inc. and Executive Vice President and Chief Digital Officer of BET Networks, a subsidiary of Viacom, Inc., that operates the leading cable channel targeting young African-American audiences from 2014 to late 2017. Prior to that, he was Head, Entertainment & Media, Global Marketing Solutions for Facebook, an online social media and social networking service, since 2011. Prior to that, Mr. Madati was Vice President, Audience Experience & Engagement, at CNN Worldwide, a television news channel, since 2008, where he helped build the network’s digital presence and served as a change agent for how the organization functioned and interacted with its audience. Prior to that, he served in various leadership roles with Community Connect, a social-networking company, Octagon Worldwide, a leader in sports entertainment marketing, and BMW of North America, a worldwide automaker.

Director Qualifications

Mr. Madati’s experience as a head of content partnerships, chief digital officer, and other senior executive leadership roles working with media companies across a broad spectrum of industries, and knowledge of complex marketing and audience engagement matters provide him with valuable and relevant experience in digital media, strategic planning, marketing, and leadership of complex organizations, and provide him with the qualifications and skills to serve as a director.

Mr. Madati’s term will expire at the annual meeting of stockholders to be held in 2021.

KATE S. LAVELLE
Director Since 2019 Age: 54 Independent Audit Committee
Favorite Wingstop Flavor:

Ms. Lavelle has over 20 years of experience in finance and accounting, including 12 years in the restaurant and food service industry. Ms. Lavelle served on the board of directors of Sonic Inc. (NASDAQ:SONIC) from 2012 until 2018. Ms. Lavelle served as the Executive Vice President and Chief Financial Officer of Dunkin’ Brands, Inc. from December 2004 until July 2010. Prior to that, she was Global Senior Vice President for Finance and Chief Accounting Officer of LSG Sky Chefs, a wholly owned subsidiary of Lufthansa Airlines, from January 2003 until August 2004, and also served in various other management positions for LSG Sky Chefs from March 1998 until January 2003. She began her career at Arthur Andersen LLP where for more than 10 years she served as Senior Audit Manager in charge of administration of audits and other professional engagements. Ms. Lavelle has also served as a director of Jones Lang LaSalle, a global financial and professional services firm.

Director Qualifications

Ms. Lavelle has significant experience as a chief financial officer and in other senior executive leadership roles in restaurants and other companies as well as experience serving as a director for a publicly traded restaurant company. She has knowledge of complex financial and accounting matters that provide her with valuable and relevant experience in corporate administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions, and leadership of complex organizations, and provide her with the qualifications and skills to serve as a director.

Ms. Lavelle’s term will expire at the annual meeting of stockholders to be held in 2021.

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CORPORATE GOVERNANCE

Board Composition and Director Independence

The following table provides information about each director currently serving on our Board of Directors, including the director nominees.

				Committee Membership
Name	Independent	Director Since	Director Class (Expiration of Current Term)	Audit	Compensation	Nominating and Corporate Governance

Lynn Crump-Caine	✓	2017	Class II (2020)

Krishnan (Kandy) Anand	✓	2018	Class I (2022)	✓	✓

David L. Goebel	✓	2017	Class I (2022)		✓	✓

Michael J. Hislop	✓	2011	Class I (2022)	✓

Kate S. Lavelle	✓	2019	Class III (2021)	✓

Kilandigalu (Kay) M. Madati	✓	2017	Class III (2021)		✓	✓
Wesley S. McDonald	✓	2016	Class II (2020)			✓

Charlie R. Morrison		2012	Class III (2021)

Lead Independent Director	Audit Committee Financial Expert	Chair	✓ Member

We follow the director independence standards set forth in The Nasdaq Stock Market (“Nasdaq”) corporate governance standards and the federal securities laws. The Board has reviewed and analyzed the independence of each director based on this criteria and affirmatively determined that each of Mses. Crump-Caine and Lavelle and Messrs. Anand, Goebel, Hislop, Madati, and McDonald qualify as “independent.” In making this determination, the Board considered:

•	relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and described under “Beneficial Ownership of the Company’s Securities—Certain Relationships and Related Party Transactions” beginning on page 29; and

•	other relationships and transactions involving directors or their affiliates or immediate family members that did not rise to the level of requiring such disclosure, of which there were none.

There are no family relationships between any of our directors or executive officers.

WINGSTOP INC. 2020 PROXY STATEMENT | 13

CORPORATE GOVERNANCE

Director Skills and Experience

Our Nominating and Corporate Governance Committee regularly evaluates the skills, qualifications, and competencies identified as important for directors to provide effective oversight to our Company. The matrix bellow shows the areas of experience and expertise that our Nominating and Corporate Governance Committee have identified that our directors bring to the Board.

Corporate Governance experience supports our goals of strong accountability, transparency, and shareholder-value protection	✓	✓	✓	✓	✓	✓	✓	✓
Diversity is an important value that enhances the Board’s decision making	✓	✓			✓	✓
Executive Management experience is important for leadership ability and talent development	✓	✓	✓ (CEO)	✓ (CEO)	✓	✓	✓	✓ (CEO)
Financial & Accounting experience is important for overseeing our financial reporting and internal controls and for evaluating our capital structure	✓		✓	✓	✓ (CFO)		✓ (CFO)	✓ (CFO)
International experience is valuable as the Company continues to extend its presence outside the U.S.	✓	✓	✓		✓			✓
Marketing experience is important in maintaining brand relevance and consumer engagement	✓	✓		✓		✓		✓
Operations experience is important for ensuring best practices and executing initiatives	✓	✓	✓	✓		✓	✓	✓
Restaurant Industry experience is important because it is the Company’s core business		✓	✓	✓	✓			✓
Retail Industry experience is relevant for understanding consumer behavior	✓		✓			✓	✓	✓
Risk Management experience is important for overseeing risks facing the Company	✓	✓	✓		✓	✓	✓	✓
Strategy is especially important for competing in a dynamic market	✓	✓	✓	✓	✓	✓	✓	✓
Technology experience is important for enhancing consumer experience and internal operations	✓					✓		✓

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Board Leadership Structure

Our Board is led by the Chairman of the Board, and the Board also has a Lead Independent Director. Our Bylaws provide that the Board appoints the Chairman of the Board to preside at all meetings of the Board and stockholders and perform such other duties and exercise such powers as our Bylaws or the Board may prescribe. Our Bylaws and Corporate Governance Guidelines each provide that the Chairman may also hold the position of Chief Executive Officer. The Board selects its Chairman and our Chief Executive Officer in the manner it considers to be in the best interests of the Company. In accordance with our Corporate Governance Guidelines, the Board considers from time to time whether it is in the best interests of the Company to have the same person occupy the offices of Chairman of the Board and Chief Executive Officer, using its business judgment after considering all relevant circumstances.

Charlie Morrison has served as our President and Chief Executive Officer since June 2012 and as Chairman of the Board since March 2017. The Board currently has combined the positions of Chairman and Chief Executive Officer. The Board believes, at this time, that this structure is appropriate and in the best interests of the Company and its stockholders. Specifically, the Board acknowledges that Mr. Morrison has significant experience managing the Company’s business operations and the Board wants to preserve this continuity. Although the Board believes that this current leadership structure is appropriate at this time, the Board believes that there is no specific leadership structure that best applies to all companies, nor is there one specific leadership structure that would permanently suit our Company. As a result, the decision as to whether to combine or separate the positions of Chairman and Chief Executive Officer may vary from time to time, as conditions and circumstances warrant.

The Company’s Corporate Governance Guidelines provide that, in the event the Chief Executive Officer of the Company also serves as Chairman of the Board, the Company will appoint a Lead Independent Director, who will preside over each executive session of the non-management directors. The primary role of the Lead Independent Director is to ensure independent leadership of the Board, as well as to act as a liaison between the non-management directors and our Chief Executive Officer. The Lead Independent Director also assists the Chairman of the Board and the remainder of the Board in assuring effective governance in overseeing the direction and management of the Company. The Board believes that the Lead Independent Director serves an important corporate governance function by providing separate leadership for the non-management directors.

Lynn Crump-Caine has served as Lead Independent Director since March 2017. Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors meet in executive session at least twice each year without any non-independent directors or members of management being present. Ms. Crump-Caine presides at these meetings of our non-management directors and provides significant outside perspective and leadership. In 2019, the non-management directors met in executive sessions at each regularly scheduled meeting of the Board without any non-independent directors or members of management being present.

A copy of our Corporate Governance Guidelines is available on the investor relations section of our website at http://ir.wingstop.com.

Succession Planning

Our Board leadership structure was the result of substantial succession planning efforts. Our Board has worked to recruit highly qualified directors and establish a board structure that meets the needs of the Company and its stockholders. As a result of the Board’s succession planning efforts, our Board currently consists of eight (8) members, all of whom are independent, with the exception of Mr. Morrison who serves as President, Chief Executive Officer, and Chairman.

The Board has overall responsibility for executive officer succession planning and discusses and reviews succession planning on a regular basis. In 2018, the Board established a formal emergency governance plan to address succession planning in the event of a crisis.

Meetings of the Board of Directors

During the fiscal year ended December 28, 2019, our Board met four (4) times. All of our directors attended 100% of the total meetings held by the Board and any committee on which the director served during the period of the fiscal year that the director was a member of the Board. Each member of the Board that was a director at the time attended the annual meeting of stockholders in 2019, and we expect that each director will remotely attend the Annual Meeting, absent a valid reason, despite no formal policy requiring attendance at annual meetings.

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CORPORATE GOVERNANCE

Board Committees and Membership

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee reports to the Board as it deems appropriate and as the Board may request. The composition, duties, and responsibilities of these committees are described below.

Audit Committee

The Audit Committee, in its oversight role, is responsible for, among other matters: (i) oversight of our accounting and financial reporting processes and audits of our financial statements; (ii) determinations regarding the appointment, retention, or termination of the independent auditors and approval of audit engagement fees and terms; (iii) monitoring and evaluating the qualifications, performance, and independence of the independent auditors on an ongoing basis, and oversight of the work and independence of the independent auditors; (iv) reviewing significant changes in our selection or application of accounting principles, and major issues as to the adequacy of our internal controls; (v) reviewing significant legal, compliance, or regulatory matters that may have a material impact on our business, financial statements, or compliance policies; (vi) reviewing with management our guidelines, policies and processes relied upon and used by management to assess and manage our exposure to risk; (vii) oversight of our policy on related party transactions and review of related party transactions required by such policy; (viii) establishment of procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters; (ix) oversight of our business conduct and compliance program; (x) reporting regularly to the Board summarizing the committee’s actions and any significant issues considered by the committee, including any issues as to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent auditors, or the performance of our internal audit function and (xi) annually reviewing the charter and the performance of the Audit Committee.

Our Board has affirmatively determined that Ms. Lavelle and Messrs. Anand, Hislop, and McDonald meet the definition of “independent director” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules. In addition, Ms. Lavelle and Mr. McDonald each qualifies and has been designated as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, a copy of which is available on the investor relations section of our website at http://ir.wingstop.com. Under the terms of the Audit Committee Charter, the Audit Committee may form subcommittees and delegate its authority to those subcommittees as it deems appropriate. The Audit Committee held eight (8) meetings during the 2019 fiscal year.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) setting the overall compensation philosophy, strategy, and policies for our executive officers and directors; (ii) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other key employees and evaluating performance in light of those goals and objectives; (iii) reviewing and determining the compensation of our directors, Chief Executive Officer, and other executive officers; (iv) making recommendations to the Board of Directors with respect to our incentive and equity-based compensation plans; (v) reviewing and approving compensatory agreements and other similar arrangements between us and our executive officers and (vi) annually reviewing the charter and the performance of the Compensation Committee.

Our Board has affirmatively determined that Ms. Crump-Caine and Messrs. Anand, Goebel and Madati meet the definition of “independent director” for purposes of serving on a compensation committee under applicable SEC and Nasdaq rules, as well as the definition of “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

Our Board has adopted a written charter for the Compensation Committee, a copy of which is available on the investor relations section of our website at http://ir.wingstop.com. The Compensation Committee held four (4) meetings during the 2019 fiscal year.

Under the terms of the Compensation Committee charter, the Compensation Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Compensation Committee on certain matters. The Compensation Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate. A description of the considerations and determinations of the Compensation Committee regarding the compensation of our named executive officers is contained in “Compensation Discussion and Analysis” below.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters: (i) recommending to the Board the qualifications, qualities, skills, and expertise required for Board membership; (ii) identifying potential members of the Board consistent with the criteria approved by our Board and selecting and recommending to the Board the director nominees for election at annual meetings of stockholders or otherwise filling vacancies; (iii) evaluating and making recommendations regarding the structure, membership, and governance of the committees of the Board; (iv) developing and making recommendations to the Board with regard to our corporate governance policies and principles, including development of a set of corporate governance guidelines and principles applicable to us; (v) reviewing and assessing the Company’s sustainability, environmental and social responsibility policies, goals, and initiatives; (vi) overseeing the annual review of the Board’s performance and (vii) annually reviewing the charter and the performance of the Nominating and Corporate Governance Committee.

Our Board has affirmatively determined that Messrs. Goebel, Hislop, Madati, and McDonald meet the definition of “independent director” for purposes of serving on a nominating and corporate governance committee under applicable SEC and Nasdaq rules.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the investor relations section of our website at http://ir.wingstop.com. Under the terms of the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee may form subcommittees and delegate its authority to those subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee held four (4) meetings during the 2019 fiscal year.

Board Oversight of Long-Term Growth Strategy

Our Board is responsible for overseeing our Company’s strategy for creating long-term growth. The Board recognizes that the restaurant industry is extremely competitive and rapidly evolving and that to generate long-term growth our strategy must allow us to quickly adapt to meet the demands of our customers. Our vision is to become a top 10 global restaurant brand. Based on our internal analysis, we believe there is opportunity for our brand to grow to approximately 3,000 restaurants across the United States and to approximately 3,000 restaurants internationally. Our approach centers around the following key strategic priorities:

(1)

Sustaining long-term same store sales growth through brand awareness and innovation through a thoughtful and targeted national advertising campaign, expanding and improving our digital technologies and capabilities, and continuing to drive sales growth through the delivery channel.

(2)

Maintaining best in class unit economics through the mitigation of volatility in cost of goods (e.g., poultry sourcing strategies and our strategic partnership with Performance Food Group), identifying and implementing operating efficiencies, and creating efficiencies by leveraging our scale.

(3)

Expanding our global footprint through fortressing efforts in key U.S. markets, continuing international expansion, and entering non-traditional locations (e.g., airports, sports arenas, casinos, etc.).

Our management team and the Board regularly review our strategy so that it is designed to accomplish long-term growth.

Risk Oversight

Our Board is responsible for overseeing our risk management, including risks related to cybersecurity. The Board focuses on our general risk management strategy and the most significant risks facing us and ensures that risk mitigation strategies are implemented by management. Our management is responsible for day-to-day risk management, including identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance, and reporting levels. Management keeps the Board apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. In addition to the broad risk-oversight functions performed by the Board as a whole, the Board has tasked certain of its committees with the responsibility of evaluating risks associated with specific elements of the Company’s business, operations, or governance, or with evaluating management’s assessments of these risks. Each committee regularly reports to the full Board, among other things, important risk-management matters considered by that committee.

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CORPORATE GOVERNANCE

Audit Committee

The Audit Committee is responsible for risk assessment and risk management and ensuring appropriate disclosure of risk factors in the Company’s public filings. Pursuant to its charter, the Audit Committee discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor, or control such exposures.

Compensation Committee

The Compensation Committee is responsible for overseeing the management of risks related to the Company’s compensation policies and practices and for overseeing the evaluation of the Company’s executive management. The Compensation Committee accomplishes this duty by assessing the risks associated with each of the compensation plans used by the Company, including not only those plans applicable to executive officers, but also plans applicable to other employees. The Compensation Committee also receives advice from FW Cook, its independent compensation consultant, regarding compensation-based risk issues.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and oversees the annual self-evaluation of the Board and its committees.

Selection of Director Nominees

General Criteria and Process

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the Board nominees for director and to identify one or more candidates to fill any vacancies that may occur on the Board. As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align Board composition with the

Company’s strategic direction so that the Board members bring skills, experience, and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve.

The Company is committed to fostering an environment of diversity and inclusion, including among its Board members. Therefore, in considering director nominees, the Nominating and Corporate Governance committee considers candidates who represent a mix of backgrounds, diversity of race, ethnicity, gender, age, skills, and professional experiences that enhance the quality of the deliberations and decisions of the Board, in the context of the perceived needs of the structure of the Board at that point in time. Three of our eight Board members are minorities, and two Board members are women.

Directors are selected for their integrity, character, independent judgment, breadth of experience, insight, knowledge, and business acumen. As shown in the matrix under “Director Skills and Experience” above, the Nominating and Corporate Governance Committee also considers a director’s experience with corporate governance, executive management, finance and accounting matters, international operations, marketing, restaurant operations and the restaurant and retail industries, risk management, strategy, and technology. Leadership skills, franchise knowledge, familiarity with issues affecting global businesses, prior experience in the Company’s geographic markets, and expertise in capital markets, among others, may also be among the relevant selection criteria. In addition, the Company strives to maintain a Board that reflects a diversity of experience and personal backgrounds. These criteria will vary over time depending on the needs of the Board. Accordingly, the Board may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

Under its charter, the Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for Board nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines.

For each of the nominees to the Board, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director. The Nominating and Corporate Governance Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time, and the Nominating and Corporate Governance Committee will evaluate a Board candidate’s other commitments as part of its selection criteria.

In developing recommendations for new director candidates, the Nominating and Corporate Governance Committee identifies potential individuals whose qualifications and skills reflect those desired by the Board

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and evaluates and recommends to the Board all nominees for Board membership as specified in the committee’s charter.

Stockholder Recommendation of Director Candidates

Pursuant to our policy on stockholder nominees, stockholders wishing to recommend candidates to be nominated for election to the Company’s Board may do so by sending to the attention of the Secretary at the address provided in this Proxy Statement a statement setting forth the information required by the advance notice provision in the Company’s Bylaws. Stockholder recommendations provided to the Secretary and received in accordance with the advance notice provision in the Company’s Bylaws will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources. Our Nominating and Corporate Governance Committee has not established a minimum number of shares of common stock that a stockholder must own, or a minimum length of time during which the stockholder must own its shares of common stock, in order to recommend a director candidate for consideration.

For information regarding stockholder nominations of directors and stockholder proposals, please see the “Next Annual Meeting—Stockholder Proposals” section of this Proxy Statement.

Executive Sessions of Independent Directors

The independent directors meet in executive session, without any non-independent directors or members of management present, at least twice each year. Because the Chairman of the Board is not an independent director, our Lead Independent Director presides at such sessions.

Board and Committee Self-Evaluation

The Board believes a rigorous self-evaluation process is important to the ongoing effectiveness of the Board. To that end, each year the Board conducts a self-evaluation of its performance. As part of this process, each director individually completes an evaluation form on specific aspects of the Board, including the Board’s composition, the culture of the Board, committee structure, the Board’s relationship with management, Board meetings, and the Board’s oversight of strategy, risk, and other aspects of the Company’s business. The collective responses are then reviewed by the chair of the Nominating and Corporate Governance Committee. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement a year earlier and develops actions to be taken to enhance the Board’s effectiveness over the next year. Additionally, each committee conducts an annual self-evaluation of its performance through a similar process. Further, individual Board members evaluate themselves and each other based on the criteria set forth in the matrix under “Director Skills and Experience” on page 14.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics, which is applicable to all directors and employees, including our executive and financial officers, and constitutes a “code of ethics” for purposes of Item 406(b) of Regulation S-K. The Code of Business Conduct and Ethics is available on our website at http://ir.wingstop.com and is available in print upon request from our Corporate Secretary. To the extent required by law, any amendments to, or waivers of, the Code of Business Conduct and Ethics with respect to one of our executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

Insider Trading Compliance Policy; Prohibition on Hedges and Pledges

We have an insider trading compliance policy that prohibits the purchase or sale of our securities while being aware of material, non-public information about the Company as well as the disclosure of such information to others who may trade in securities of the Company. Our insider trading compliance policy also prohibits our directors, executive officers, and employees from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading compliance policy prohibits certain senior officers and all of our directors from pledging our stock or using it as loan collateral or as part of a margin account.

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CORPORATE GOVERNANCE

Stock Ownership and Retention Guidelines for Directors and Officers

In 2017, we adopted meaningful stock ownership and retention guidelines that apply to our directors and officers, which provide that each officer must own a multiple of annual base salary in our common stock or qualifying derivatives and each independent director must own a multiple of the annual cash director retainer in our common stock or qualifying derivatives. In March 2020, we amended our stock ownership and retention guidelines to increase the stock ownership requirement for our executive vice presidents from two (2) to three (3) times their annual base salary. The following table summarizes the requirements of our stock ownership and retention guidelines, as amended:

Title	Stock Ownership Requirement

Chief Executive Officer	Five (5) times annual base salary

Independent Director	Four (4) times annual cash director retainer

Executive Vice Presidents	Three (3) times annual base salary

Senior Vice Presidents	Two (2) times annual base salary

Vice President	One (1) times annual base salary

At this time, we cannot predict with any reasonable degree of certainty the extent of the impact that the outbreak of COVID-19 will have on our business and our results of operations, the global economy or the market price of our common stock. Our Board of Directors is evaluating the potential impact of the COVID-19 outbreak on the ability of our officers and directors to comply with our stock ownership and retention guidelines and may determine to adjust the policy or waive compliance with the policy based on recent developments.

Clawback Policy

We maintain a robust clawback policy for incentive compensation paid to current or former executive officers. Our 2015 Omnibus Incentive Compensation Plan (the “2015 Omnibus Plan”) authorizes the Compensation Committee to provide for the forfeiture or recoupment of a participant’s equity and cash awards in certain situations, such as the termination of the participant’s employment for cause, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to our business, reputation, or interests. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we may seek to recover from any current or former executive officer any payment in settlement of an award earned or accrued during the three-year period preceding the accounting restatement. The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award if the financial statements had been correct.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee of the Board during the fiscal year ended December 28, 2019 were Ms. Crump-Caine (Chair), Mr. Goebel, and Mr. Madati. None of these individuals is or has at any time during the past year been an officer or employee of ours. During the 2019 fiscal year, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

Communications with the Board of Directors

Any stockholder or other interested party who desires to communicate with the Board of Directors, a committee of the Board of Directors, the non-management/independent directors, the Lead Independent Director, or other individual director may do so by writing to such director or group of directors at: 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240 to the attention of the Secretary.

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board of Directors. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The Board of Directors has requested that certain items that are unrelated to its duties and responsibilities be excluded,

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such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

The Secretary will not forward any communication determined in its good faith belief to be frivolous, unduly hostile, threatening, illegal, or similarly unsuitable. The Secretary will maintain a list of each communication that was not forwarded because it was determined to be frivolous and will make such list available at the request of any member of the Board of Directors to whom such communication was addressed.

Corporate Social Responsibility—The Wingstop Way

At Wingstop, our mission is “To Serve the World Flavor.” It is a mission that we undertake quite literally with our 11 bold, distinctive flavors of chicken wings. Wingstop also believes that it is its responsibility to provide value to all of our stakeholders, including our guests, team members and brand partners, shareholders, supplier partners and the communities in which we do business.

Our corporate social responsibility platform is an integral part of our business and reflects our Company culture by embodying our core values of being Service Minded, Authentic, Fun, and Entrepreneurial.

The Nominating and Corporate Governance Committee periodically reviews and assess the Company’s sustainability, environmental, and social responsibility policies, goals and initiatives and makes recommendations to the Board as appropriate based on such review and assessment.

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CORPORATE GOVERNANCE

Our goal is to fulfill our social and environmental responsibilities in many ways, including by adhering to the beliefs set forth below.

Focus Area	What We Believe and Do
Shareholders

We believe in demonstrating that we are a responsible and ethical steward of shareholder interest by conducting our business based on our code of business conduct and ethics, which emphasizes conducting all business relationships with honesty, integrity, and respect. We value diversity and inclusion in all its forms, including diversity of thought and embracing healthy conflict to arrive at thoughtful business decisions that are good for our bottom line and consistent with our core values.

Guests

We believe in serving our guests flavor through a high-quality product with a great guest experience. We take food safety very seriously and have robust cooking and cleaning procedures in place to ensure the highest standards of food quality are met for the safety of our guests and team members. We listen and respond to our guests through a variety of feedback channels, including survey, social, and online review platforms. This feedback loop helps us stay connected to our guests and understand the macro areas that are important to them, as well as retain them in the event an experience was not optimal. Leveraging our CRM platform, we seek to continuously provide personalized communication and content that speaks to the guest and their needs in a relevant and timely manner.

Team Members & Brand Partners

We believe in fostering an inclusive and diverse work environment that is intended to enable all of our team members to achieve goals and contribute. Wingstop has a highly engaged workforce that far exceeds the industry average as measured by a third-party benchmarking survey. Since our initial public offering in 2015, we, together with our brand partners, have provided jobs to over 10,000 individuals. Wingstop has been named a Certified Great Place to Work for four years in a row and was also recognized by Best & Brightest of DFW for five years in a row. In 2019, we were recognized as a “Best and Brightest Companies to Work for in the Nation” winner. We are dedicated to a talent development and performance management process aimed at ensuring each of our team members has a personal professional development plan to guide them through opportunities and creating their futures at Wingstop. We have conducted training in unconscious biases for team members, including executive management, to facilitate respectful treatment of our guests and fair hiring and labor practices. We are an active member of the Women’s Foodservice Forum, an organization dedicated to accelerating the advancement of women leaders in the food industry. We have made pay equity a key focus of our diversity and inclusion efforts, and we continually monitor and benchmark the pay practices of our peers. Based on benchmarking in this area, we believe that we are excelling at fair pay for performance. We also support college and university internship programs throughout the year, and several interns have gone on to join us as Wingstop team members.

Our cornerstone commitment to our people also guides us as we address the unprecedented challenges of the global pandemic we are all now facing. Our focus from the outset has been to protect our people and do our part in “flattening the curve,” through a Company-wide work-from-home policy for all of our corporate team members, while also taking safety measures intended to protect our restaurant team members and guests so that we can continue to serve the communities in which we operate during this difficult time.

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Focus Area	What We Believe and Do
Community

We believe in strengthening the communities in which we operate by providing all team members with paid time off to volunteer at charitable organizations through a quarterly Day of Giving. This year, Wingstop team members donated their time to serve local organizations such as the Genesis Women’s Shelter & Support, the North Texas Food Bank, The Bridge Homeless Recovery Center, and Salvation Army Social Services Center. We also participate in the Corporate Work Study Programs of Cristo Rey Dallas College Prep and Cristo Rey Fort Worth High School, college preparatory high schools that educate young people of limited economic means, allowing them to fund the majority of their education by spending one day a week working at a sponsoring employer in the community. Wingstop Charities, a 501(c)(3) nonprofit corporation, was established in 2016 as a platform to support the community and our team members and is composed of two segments. One segment of Wingstop Charities has a mission to engage youth in the pursuit of their passions, whether through education, arts, sports, or career development. Wingstop Charities helps amplify the work of our brand partners in their communities through a grants process. The other segment of Wingstop Charites is the Team Member Foundation, which supports Wingstop team members across America who are experiencing a financial hardship due to an emergency. In 2019, Wingstop Charities donated more than $160,000 to these worthy causes.

Supplier Partners

We believe in minimizing our environmental impact and carbon emissions through working with our supplier partners to make improvements at our Company-owned and franchised restaurants. Each new Wingstop restaurant in the U.S. is designed and built in an environmentally conscious way. Much of our kitchen equipment, including fryers, water heaters, and line refrigeration units are ENERGYSTAR® or similar specification rated. Additionally, all refrigeration is CFC and HCFC-free. We specify LED lighting in our restaurants, which uses only about ten percent of the energy required by incandescent lighting. We only use Zero VOC paints and floor stains, and low VOC wood stains. Our iconic metal wall finishes are made from 100% recycled materials. Additionally, we try to utilize high efficiency roof top units for all HVAC. At our restaurants, frying oil is recycled through local and regional rendering companies and refined or recycled for use in animal feed or biodiesel production. At our corporate office, we eliminated trash cans from all offices and created centralized recycling areas, which include compost bins. In addition, we eliminated single use beverage containers and use recycled and/or compostable materials throughout our offices. We have also implemented an eSignature processes for all of our franchising contracts and disclosures to reduce paper usage. Additionally, we have been furnishing our proxy statement to our stockholders electronically since 2017 in order to reduce the environmental impact of our annual meeting.

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CORPORATE GOVERNANCE

Director Compensation

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate non-employee directors with a combination of cash and equity awards as described below. Mr. Morrison receives no compensation for his service on the Board.

The Compensation Committee periodically reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each director not employed by Wingstop in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees, and market data prepared by its independent consultant, FW Cook. The following table sets forth the cash component of our non-employee director compensation policy:

Recipient(s)	Annual Cash Compensation ($)
Non-employee directors	50,000
Lead independent director	15,000
Audit committee chair	15,000
Audit committee members (excluding chair)	2,500
Compensation committee chair	10,000
Compensation committee members (excluding chair)	2,500
Nominating and corporate governance committee chair	5,000
Nominating and corporate governance committee members (excluding chair)	2,500

In addition to the annual cash retainers set forth above, each of our non-employee directors is entitled to receive an annual equity award consisting of a number of shares of restricted stock having a total fair market value of $50,000 on the date of grant, with the date of grant being the date of our annual meeting of stockholders, and such shares of restricted stock vesting in equal installments over a three (3) year period. The 2015 Omnibus Plan limits the value of non-employee director equity awards to $400,000 per fiscal year per non-employee director.

Under our non-employee director compensation policy, we also reimburse directors for all reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with Board and committee meetings. There were no changes to our director compensation policy in 2019.

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The following table sets forth information concerning the fiscal year 2019 compensation of our non-employee directors that served during any part of 2019. Because Charlie Morrison serves as our President and Chief Executive Officer, he did not receive additional compensation for his service as Chairman of the Board or as a director during 2019. See “Executive Compensation—Summary Compensation Table” for information concerning the compensation paid to Charlie Morrison during 2019.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2) ($)		Total ($)

Directors and Director Nominees

Krishnan (Kandy) Anand	52,500	(3)	50,000	(4)	102,500

Lynn Crump-Caine	75,000	(5)	50,000	(4)	125,000

David L. Goebel	55,000	(6)	50,000	(4)	105,000

Michael J. Hislop	57,500	(7)	50,000	(4)	107,500

Kate S. Lavelle	39,375	(8)	58,506	(9)	97,881

Kilandigalu (Kay) M. Madati	55,000	(10)	50,000	(4)	105,000

Wesley S. McDonald	67,500	(11)	50,000	(4)	117,500

(1)

Amounts shown do not reflect compensation actually received by the applicable director. Rather, the amounts represent the approximate aggregate grant date fair value of restricted stock granted to such director in 2019, computed in accordance with ASC 718, with the exception that the amounts shown assume no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 14, “Stock-Based Compensation,” in the annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2019 filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2020.

(2)	The aggregate number of unvested restricted stock awards held by each director listed in the table above as of December 28, 2019 was as follows:

Name	Unvested Shares of Restricted Stock

Directors and Director Nominees

Krishnan (Kandy) Anand	1,263

Lynn Crump-Caine	1,816

David L. Goebel	1,736

Michael J. Hislop	1,816

Kate S. Lavelle	693

Kilandigalu (Kay) M. Madati	1,816

Wesley S. McDonald	1,816

(3)

Represents the cash retainer fees paid to Mr. Anand for services as a director and a member of the Audit Committee, each for the entire 2019 fiscal year. Mr. Anand was appointed to the Compensation Committee effective March 5, 2020.

(4)

Represents the approximate fair market value of an award of 653 shares of restricted stock granted on June 11, 2019. These shares of restricted stock will vest in equal annual installments on each of June 11, 2020, June 11, 2021, and June 11, 2022.

(5)

Represents the cash retainer fees paid to Ms. Crump-Caine for services as (i) a director, (ii) chair of the Compensation Committee, and (iii) the Lead Independent Director, each for the entire 2019 fiscal year.

(6)

Represents the cash retainer fees paid to Mr. Goebel for services as (i) a director, (ii) a member of the Nominating and Corporate Governance Committee, and (iii) as a member of the Compensation Committee, each for the entire 2019 fiscal year.

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CORPORATE GOVERNANCE

(7)

Represents the cash retainer fees paid to Mr. Hislop for services as (i) a director, (ii) a member of the Audit Committee, and (iii) the chair of the Nominating and Corporate Governance Committee, each for the entire 2019 fiscal year.

(8)	Represents the cash retainer fees paid to Ms. Lavelle for services as a director and a member of the Audit Committee from March 7, 2019 through the remainder of the 2019 fiscal year.

(9)

Represents (i) an award of 130 shares of restricted stock with a fair market value of $8,506 granted on March 7, 2019, which will vest in full on May 3, 2020, and (ii) an award of 653 shares of restricted stock granted with a fair market value of $50,000 on June 11, 2019, which will vest in equal annual installments on each of June 11, 2020, June 11, 2021, and June 11, 2022.

(10)

Represents the cash retainer fees paid to Mr. Madati for services as (i) a director, (ii) a member of the Nominating and Corporate Governance Committee, and (iii) a member of the Compensation Committee, each for the entire 2019 fiscal year.

(11)

Represents the cash retainer fees paid to Mr. McDonald for services as (i) a director, (ii) the chair of the Audit Committee, and (iii) a member of the Nominating and Corporate Governance Committee, each for the entire 2019 fiscal year.

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BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 13, 2020, for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors, including our director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to options and other derivative securities that are currently exercisable or exercisable within sixty (60) days of April 13, 2020. With respect to the different types of awards that we issue under our incentive plans:

•	Shares underlying service-based stock options are deemed beneficially owned by a person if that person has the right to acquire such shares upon exercise of the stock option or the person would have the right to acquire such shares upon exercise of the stock option within sixty (60) days of April 13, 2020, assuming that person continues to provide services to us during such time.

•	Shares underlying performance-based stock options are deemed beneficially owned by a person if that person has the right to acquire such shares upon exercise of the stock option. A person is not deemed to beneficially own shares underlying an unvested portion of a performance-based stock option even if the performance-based stock option may vest within sixty (60) days of April 13, 2020 because the satisfaction of the applicable performance conditions is outside of the person’s control.

•	Shares of restricted stock are deemed beneficially owned by a person without regard to vesting conditions because under the terms of our long-term incentive plans and form of restricted stock award agreement a person who holds shares of restricted stock is entitled to vote such stock even if it has not vested.

•	Shares underlying service-based restricted stock units are deemed beneficially owned by a person if the units will vest and convert into shares within sixty (60) days of April 13, 2020, assuming that person continues to provide services to us during such time.

•	Shares underlying performance-based restricted stock units will not be deemed beneficially owned by a person even if the performance-based restricted stock unit may vest within sixty (60) days of April 13, 2020 because the satisfaction of the applicable performance conditions is outside of the person’s control.

Except as indicated in the footnotes below, we believe, based on the information furnished or available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws where applicable.

WINGSTOP INC. 2020 PROXY STATEMENT | 27

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The applicable percentage ownership is based on 29,583,394 shares of common stock outstanding at April 13, 2020, which includes shares of unvested restricted stock that are or were subject to vesting conditions.

	Shares Beneficially Owned

Name and Address of Beneficial Owner(1)	Number(2)	Equity Awards Exercisable or Convertible within 60 days	% of Class

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	4,516,361	—	15.3%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	3,649,374	—	12.3%

Alger Associates, Inc.(5) 360 Park Avenue South New York, NY 10010	1,647,839	—	5.6%

Non-Employee Directors:

Krishnan (Kandy) Anand(6)	1,443	—	*

Lynn Crump-Caine(7)	3,958	—	*

David L. Goebel(8)	2,815	—	*

Michael J. Hislop(9)	9,786	—	*

Kate S. Lavelle(10)	693	—	*

Kilandigalu (Kay) M. Madati(11)	3,298	—	*

Wesley S. McDonald(12)	5,252	—	*

Named Executive Officers:

Christina M. Clarke	1,124	—	*

Maurice Cooper(13)	1,200	—	*

Madison A. Jobe	10,458	—	*

Lawrence D. Kruguer(14)	136	—	*

Darryl R. Marsch(15)	13,020	—	*

Charles R. Morrison(16)	170,557	79,816	*

Michael J. Skipworth(17)	18,330	5,450	*

All directors and current executive officers as a group (14 persons)	228,815	85,266	*
*	Less than one percent of Common Stock outstanding.

(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Wingstop Inc., 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240.

(2)	This column includes the amounts reported in the “Equity Awards Exercisable or Convertible within 60 days” column.

(3)

Amount reported is based solely on the Amendment No. 3 to Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. As reported therein, BlackRock, Inc. has sole voting power with respect to 4,444,736 shares, shared voting power with respect to 0 shares, sole investment power with respect to 4,516,361 shares, and shared investment power with respect to 0 shares.

(4)

Amount reported is based solely on the Amendment No. 4 to Schedule 13G filed with the SEC on February 11, 2020 by The Vanguard Group.    As reported therein, The Vanguard Group has sole voting power with respect to 59,453 shares, shared voting power with respect to 4,450 shares, sole investment power with respect to 3,589,483 shares, and shared investment power with respect to 59,891 shares.

(5)

Amount reported is based solely on the Schedule 13G filed with the SEC on February 14, 2020 by Alger Associates, Inc. As reported therein, Alger Associates, Inc. has sole voting power with respect to 1,647,839 shares, shared voting power with respect to 0 shares, sole investment power with respect to 1,647,839 shares, and shared investment power with respect to 0 shares.

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BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

(6)	Includes 1,263 shares of unvested restricted stock, with respect to which Mr. Anand has sole voting power but no investment power.

(7)	Includes 1,816 shares of unvested restricted stock, with respect to which Ms. Crump-Caine has sole voting power but no investment power.

(8)	Includes 1,736 shares of unvested restricted stock, with respect to which Mr. Goebel has sole voting power but no investment power.

(9)

Includes 1,816 shares of unvested restricted stock and 5,105 shares of common stock held by The Hislop Revocable Trust u/a/d 12/19/1997 (the “Hislop Trust”). Mr. Hislop is a co-trustee of the Hislop Trust, the beneficiary of which is a member of Mr. Hislop’s immediate family. As such, Mr. Hislop may be deemed to share voting and investment power with respect to all of the shares held by the Hislop Trust. Mr. Hislop has sole voting and no investment power with respect to his shares of unvested restricted stock.

(10)	Includes 693 shares of unvested restricted stock, with respect to which Ms. Lavelle has sole voting power but no investment power.

(11)	Includes 1,816 shares of unvested restricted stock, with respect to which Mr. Madati has sole voting power but no investment power.

(12)	Includes 1,816 shares of unvested restricted stock, with respect to which Mr. McDonald has sole voting power but no investment power.

(13)

Mr. Cooper’s employment was terminated effective September 4, 2019. The reported beneficial ownership amounts are based on the Company’s records and the information contained in the last Form 4 filed on behalf of Mr. Cooper on August 2, 2019.

(14)

Mr. Kruguer resigned from the Company effective March 7, 2020. The reported beneficial ownership amounts are based on the Company’s records and the information contained in the last Form 4 filed on behalf of Mr. Kruguer on May 23, 2019.

(15)

Mr. Marsch retired from the Company effective June 14, 2019. The reported beneficial ownership amounts are based on the Company’s records and the information contained in the last Form 4 filed on behalf of Mr. Marsch on June 18, 2019.

(16)	Includes 79,816 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020.

(17)	Includes 5,450 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2020.

Certain Relationships and Related Party Transactions

Since December 30, 2018, there have not been any transactions in which (i) we have been a participant, (ii) the amount involved in the transaction exceeds or will exceed $120,000, and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of such individuals, had or will have a direct or indirect material interest (any such transaction, a “Related Party Transaction”).

Policies and Procedures With Respect to Related Party Transactions

In accordance with our Policy on Related Party Transactions, our Audit Committee is responsible for reviewing and approving Related Party Transactions. When considering proposed Related Party Transactions, the Audit Committee will take into account the relevant facts and circumstances and will approve only those transactions that are not inconsistent with our best interests and the best interests of our stockholders. In addition, our Code of Business Conduct and Ethics requires that all of our employees and directors inform the General Counsel of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, director, or related person has a direct or indirect material interest.

WINGSTOP INC. 2020 PROXY STATEMENT | 29

PROPOSAL 2— RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2019, on March 6, 2019, our Audit Committee approved the dismissal of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm and approved the engagement of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2019 and to prepare a report on such audit. On March 11, 2019, KPMG completed its standard client acceptance procedures and executed an engagement letter, formally accepting the engagement to be the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2019.

The reports of E&Y on the Company’s consolidated financial statements as of and for the Company’s fiscal years ended December 30, 2017 and December 29, 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 30, 2017 and December 29, 2018 and the subsequent interim period through March 6, 2019, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, any of which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in connection with its reports; and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended December 30, 2017 and December 29, 2018 and the subsequent interim period through March 11, 2019, neither the Company nor anyone on its behalf consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 26, 2020. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Board and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions by stockholders.

Information regarding fees paid to KPMG during fiscal year 2019 and fiscal year 2018 is set out below in “Fees Billed by Independent Registered Public Accounting Firm” on page 32.

Vote Required

The approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

30 | WINGSTOP INC. 2020 PROXY STATEMENT

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is responsible for, among other things, reviewing with our independent registered public accounting firm the scope and results of their audit engagement. In connection with the audit for the fiscal year ended December 28, 2019, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of Wingstop to be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, including the selection, application, and disclosure of the critical accounting policies of the Company;

•	discussed with KPMG the matters required by the statement of Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence.

Management is primarily responsible for Wingstop’s financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Wingstop in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of KPMG included in their report to the financial statements of Wingstop.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

Submitted by the Audit Committee:

Wesley S. McDonald (Chair)

Krishnan Anand

Michael J. Hislop

Kate S. Lavelle

WINGSTOP INC. 2020 PROXY STATEMENT | 31

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Billed By Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by KPMG during the fiscal years ended December 28, 2019 and December 29, 2018. As discussed above, KPMG was engaged as the Company’s independent registered accounting firm in March 2019. Accordingly, KPMG did not bill any audit fees during the fiscal year ended December 29, 2018.

	KPMG

Name	Fiscal Year 2019	Fiscal Year 2018

Audit Fees(1)	$660,000	$—

Audit-Related Fees(2)	—	72,000

Tax Fees(3)	13,400	222,500

All Other Fees(4)	—	—

Total Fees	$673,400	$294,500

(1)

Audit fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC.

(2)

Audit-related fees include amounts billed for valuation services related to certain equity awards and acquisitions prior to being appointed as the Company’s independent registered public accounting firm.

(3)

Tax fees consist of fees billed for professional services rendered for tax compliance (including the preparation, review, and filing of tax returns), tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

(4)	KPMG did not provide any “other services” during the relevant periods.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to our independent auditors in fiscal years 2019 and 2018 were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

32 | WINGSTOP INC. 2020 PROXY STATEMENT

PROPOSAL 3— ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

Our Board and the Compensation Committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests, and merits stockholder support. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement by voting FOR the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto.”

Although this vote is non-binding, the Board and the Compensation Committee value the views of our stockholders and will review the results. If there are a significant number of negative votes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation. At the 2018 Annual Meeting of Stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. The Board considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. We expect that the next stockholder advisory vote to approve executive compensation will occur at the 2021 Annual Meeting of Stockholders.

Vote Required

The approval of the Say-on-Pay Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of the vote required.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this Proxy Statement.

WINGSTOP INC. 2020 PROXY STATEMENT | 33

PROPOSAL 4— APPROVAL OF CHARTER AMENDMENTS

Background and Reasons for Proposed Amendments

Prior to our initial public offering through November 2016, RC II WS, an affiliate of Roark Capital Management, LLC, owned a majority of the outstanding shares of our common stock. The Charter, which was filed in May 2015 in preparation for our initial public offering, contains certain provisions that provide favorable rights to RC II WS compared to our other stockholders, including, among other things, the right to remove our directors with or without cause, the right to take certain actions as a stockholder by written consent, exclusions from the provision in the Charter limiting us from engaging in certain business combinations with interested parties, and the right to approve certain amendments to the Charter. These provisions only apply if and to the extent that RC II WS or any of its affiliates own a majority of the shares of our outstanding common stock. To our knowledge, as of the Record Date, neither RC II WS nor any of its affiliates owned any shares of our common stock, and therefore, these provisions do not currently apply.

On April 6, 2020, subject to stockholder approval, our Board of Directors approved certain amendments to the Charter to remove the provisions that provide favorable rights to RC II WS as they no longer are applicable. Our Board of Directors believes that approving the Charter Amendment Proposal will benefit the Company by making the rights of all of our stockholders identical. In addition, our Board of Directors believes that without these amendments, RC II WS or its affiliates could reacquire a majority of our common stock and utilize these rights to exercise a disproportionate amount of control over us and our Board of Directors compared to other stockholders, which would materially limit your rights as a stockholder. As a result, our Board of Directors believes that the proposed amendments to the Charter are in the best interests of the Company and its stockholders.

The text of the proposed amendments to the Charter are included in Appendix A to this Proxy Statement.

The proposed amendments to the Charter will not impact your rights as a holder of our common stock. The proposed amendments will only alter rights that applied to RC II WS and its affiliates as the holders of the majority of our outstanding common stock.

Description of the Charter Amendments

The proposed amendments to the Charter would, among other things, remove the following provisions that apply any time that RC II WS or its affiliates own a majority of the shares of our common stock:

(i) the provision in Article V(c) of the Charter that permits RC II WS and its affiliates to remove our directors with or without cause;

(ii) the provision in Article VII(a) of the Charter that allows RC II WS and its affiliates to take action as a stockholder by written consent;

(iii) the provisions in Article VIII that exempt RC WS II from the definition of an “interested stockholder” with which the Company is prohibited from engaging in certain business combinations;

(iv) Article IX, which renounces the corporate opportunities doctrine with respect to RC II WS and its affiliates; and

(v) the provision in Article XI that requires certain amendments to the Charter to be approved by RC II WS and its affiliates.

The effect of the proposed amendments would be to remove favorable rights that applied to RC II WS and its affiliates when RC II WS was our majority stockholder. Accordingly, if the amendments are approved, all of our stockholders will have identical rights under the Charter. The proposed amendments will not impact your rights as a holder of our common stock, and you will continue to have all of the same rights and privileges with respect to our common stock that you have today.

34 | WINGSTOP INC. 2020 PROXY STATEMENT

PROPOSAL 4—APPROVAL OF CHARTER AMENDMENTS

The foregoing description of the proposed amendments to the Charter is qualified in its entirety by reference to text of the proposed amendments, which is attached to this Proxy Statement as Appendix A.

Text of the Charter Amendments

The proposed amendments to the Charter described above are reflected in Appendix A to this Proxy Statement, which sets forth the Charter as in effect today and shows the changes that will be made to the Charter, assuming the Charter Amendment Proposal is approved by our stockholders at the Annual Meeting, with deletions indicated by strike-outs and additions indicated by underlining. If the Charter Amendment Proposal is approved by our stockholders, we will have the authority amend the Charter to reflect the revisions contemplated by the Charter Amendment Proposal as set forth in Appendix A, and the resulting amendments will become effective upon the filing and acceptance of an amendment to the Charter with the Secretary of State of the State of

Delaware, which is anticipated to occur promptly after the Annual Meeting.

Effective Time of the Charter Amendments

If the Charter Amendment Proposal is approved by our stockholders, the amendments to the Charter will become effective, if at all, when an amendment to the Charter is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Charter Amendment Proposal, our Board of Directors will have the sole authority to elect whether or not and when to amend the Charter.

Vote Required

The approval of the Charter Amendment Proposal requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of our common stock entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of the amendments to the Charter.

WINGSTOP INC. 2020 PROXY STATEMENT | 35

EXECUTIVE OFFICERS

Below is information regarding each of our current executive officers. Executive officers are elected annually by the Board to serve at the Board’s discretion until their successor is duly elected and qualified or until their earlier death, resignation, or removal. There are no family relationships between any of our directors or executive officers.

Name	Age	Executive Officer Since	Title

Charles R. Morrison	51	2012	Chairman of the Board, Chief Executive Officer, and President

Nicolas Boudet	49	2020	Senior Vice President, President of International

Christina M. Clarke	44	2019	Senior Vice President and Chief Marketing Officer

Madison A. Jobe	65	2017	Senior Vice President and Chief Development Officer

Albert G. McGrath	62	2020	Senior Vice President, General Counsel, and Secretary

Mahesh G. Sadarangani	43	2020	Senior Vice President, Chief Operating Officer

Michael J. Skipworth	42	2017	Executive Vice President and Chief Financial Officer

Charles R. Morrison serves as our Chief Executive Officer, President, and Chairman of the Board. His business experience is discussed above in “Proposal 1—Election of Directors—Continuing Directors with Terms Expiring at the 2020 or 2021 Annual Meetings.”

Nicolas Boudet joined the Company as our President of International in October 2018 and became one of our executive officers in January 2020. Mr. Boudet brings 22 years of experience with consumer-facing companies in both the food and hospitality industries. Prior to joining Wingstop, Mr. Boudet was with Focus Brands, where he held a similar position. Mr. Boudet spent eight years with Yum! Brands (KFC, Pizza Hut, and Taco Bell) as Chief Development officer for Latin America and was promoted to Taco Bell Corp.’s U.S Chief Development Officer and Franchising. Prior to joining Yum!, Mr. Boudet also served as SVP Real Estate for Club Med Americas and Global VP Joint Venture Real Estate for Starwood Hotel & Resorts. Mr. Boudet started his career with Jones Lang LaSalle in London, UK.

Christina M. Clarke has served as our Chief Marketing Officer since September 2019. Ms. Clarke joined the Wingstop team in October 2018 as the Vice President of Marketing. Prior to joining Wingstop, Ms. Clarke led brand, innovation, shopper and portfolio marketing in various roles at PepsiCo’s Frito-Lay division. Her last role included marketing strategy leadership and responsibility for calendar, portfolio programming and partnerships spanning entertainment, music and sports properties. Prior to her 12 years at PepsiCo, Ms. Clarke spent over 11 years in the QSR industry at Yum Brands and Subway across operations and marketing. She also spent over two years at Euro RSCG advertising as an Account Director supporting Yum! Brands.

Madison A. Jobe joined the Company as our Chief Development Officer in March 2017. Prior to joining Wingstop, he worked as Chief Operating Officer at Watermill Express, LLC from April 2016 to March 2017. He was CEO/Founder & Principal of Development Strategies International, an advisory and consulting firm, from January 2015 to April 2016. Prior to that, he was with Dickey’s Barbecue Restaurants, Inc. as Senior Vice President of International and Non-traditional Development from August 2014 to October 2014 and Vice President of Franchise Development from April 2014 to August 2014. Mr. Jobe held several positions with Pizza Inn Holdings, Inc. (now known as Rave Restaurant Group, Inc.) from February 2009 through February 2014, including Senior Vice President, Chief Development Officer, and Chief

36 | WINGSTOP INC. 2020 PROXY STATEMENT

EXECUTIVE OFFICERS

Operating Officer, as well as various management positions at Ruby Restaurant Group, Shakey’s Inc., Red Robin International, Inc., and Fuddruckers, Inc.

Albert G. McGrath has served as our Senior Vice President, General Counsel, and Secretary since March 2020. Prior to joining Wingstop, Mr. McGrath served as General Counsel of Fogo de Chão, Inc. from October 2014 to March 2020. Prior to that, Mr. McGrath was a partner at Baker McKenzie LLP from April 2000 to October 2014.

Mahesh G. Sadarangani has served as our Chief Operating Officer since January 2020. Mr. Sadarangani joined Wingstop in July 2019 as SVP of Channels and has more than 20 years of operational leadership experience. Mr. Sadarangani previously held executive roles at CEC Entertainment, the parent company for Chuck E. Cheese and Peter Piper Pizza; where he most recently served as Chief Administrative Officer of CEC Entertainment and

President of the Peter Piper Pizza brand leading strategy, revenue management, supply chain, and operations. Previous executive roles include the leadership of financial planning and analysis, sales, and various strategic functions across a range of industries and companies.

Michael J. Skipworth has served as our Chief Financial Officer since August 2017. He joined Wingstop in December 2014 as Vice President, Corporate Controller, and served as Vice President of Finance from January 2016 to June 2017. In June 2017, Mr. Skipworth was appointed as our interim Chief Financial Officer and served in that role until his appointment as Chief Financial Officer in August 2017. From September 2010 to November 2014, he served as Vice President, Corporate Controller at Cardinal Logistics Holdings, LLC, where he was promoted to Senior Vice President of Finance and Accounting, serving in that role until he joined Wingstop. Previously, Mr. Skipworth was an audit senior manager at KPMG LLP.

WINGSTOP INC. 2020 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The purpose of this Compensation Discussion and Analysis is to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and 2019 compensation programs and actions for our named executive officers. For fiscal year 2019, our named executive officers were as follows:

Charles R. Morrison	Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)

Michael J. Skipworth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Lawrence D. Kruguer(1)	Former Executive Vice President and Chief Operating Officer

Christina M. Clarke	Senior Vice President and Chief Marketing Officer

Madison A. Jobe	Senior Vice President and Chief Development Officer

Maurice Cooper(2)	Former Executive Vice President and Chief Growth and Experience Officer

Darryl R. Marsch(3)	Former Senior Vice President, General Counsel, and Secretary

(1)	Mr. Kruguer resigned from the Company effective March 7, 2020.

(2)	Mr. Cooper’s employment was terminated effective September 4, 2019.

(3)	Mr. Marsch retired from the Company effective June 14, 2019.

This section should be read in conjunction with the compensation tables below, which provide a detailed view of the compensation paid to our named executive officers in 2019.

Executive Summary

Wingstop is the largest fast casual chicken wings-focused restaurant chain in the world, with nearly 1,400 locations worldwide. We are dedicated to serving the world flavor through an unparalleled guest experience and offering of classic wings, boneless wings and tenders, always cooked to order and hand-sauced-and-tossed in 11 bold, distinctive flavors: Original Hot, Cajun, Atomic, Mild, Lemon Pepper, Hawaiian, Garlic Parmesan, Hickory Smoked BBQ, Louisiana Rub, Spicy Korean Q®, and Mango Habanero. We believe our simple and efficient restaurant operating model, low initial cash investment, and compelling restaurant economics help drive continued system growth through both existing and new franchisees and that our asset-light, highly-franchised business model generates strong operating margins and requires low capital expenditures, creating stockholder value through strong and consistent free cash flow and capital-efficient growth.

Highlights for Fiscal Year 2019

Highlights of Wingstop’s performance during fiscal year 2019 include, among other things:

•	We returned over $11.7 million in dividends to the Company’s stockholders;

•	System-wide restaurant count increased 10.6% over the prior year to a total of 1,385 worldwide locations, driven by 133 net unit openings;

•	Domestic same store sales increased 11.1% over the prior year, marking the 16th consecutive year of same store sales growth;

•	Company-owned restaurant same store sales increased 9.8% over the prior year;

•	System-wide sales increased 20.1% over the prior year to $1.5 billion;

38 | WINGSTOP INC. 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•	Total revenue increased 30.4% over the prior year to $199.7 million;

•	406% total shareholder return since our initial public offering; and

•	We continued the roll out of delivery on a national scale, with delivery being offered at approximately 94% of domestic restaurants at the end of 2019.

We believe that our named executive officers contributed significantly to obtaining these results during fiscal year 2019.

2019 Executive Compensation Program Overview

The objective of our executive compensation program is to attract, retain, and motivate high caliber, values-aligned talent who share our dedication to our community and are committed to supporting the growth of our business. We accomplish this through a straightforward compensation program that is focused on pay for performance.

Compensation Philosophy

Wingstop’s compensation policy reflects its philosophy that compensation should reward employees, including its named executive officers, for achievements that support the financial and strategic objectives of the Company. Our Compensation Committee, with input from management, has developed an executive compensation program that we believe is designed to (i) motivate, reward, and retain our leaders, (ii) support our strategic objectives, including long-term, sustainable growth and increasing stockholder value, and (iii) encourage strong financial performance on an annual and long-term basis, in each case without encouraging excessive or inappropriate risk taking.

Determining Executive Compensation

Overview

In determining the compensation for each named executive officer, the Compensation Committee primarily considers our performance in the previous year, based on financial and non-financial metrics, including the performance of our stock, as well as our outlook and operating plan of the coming year. The Compensation Committee also analyzes, with respect to each of our named executive officers:

•	such named executive officer’s role, responsibilities, and skills;

•	such named executive officer’s compensation for the previous year;
•	relevant terms of such named executive officer’s employment agreement, if any; and

•	such named executive officer’s performance in the prior fiscal year.

When making determinations about equity compensation for our named executive officers, the Compensation Committee considers, among other things, the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the named executive officers and the other participants in our incentive plans and our overall equity dilution, burn rates and equity overhang levels. The Compensation Committee also reviews the value of and expense associated with, proposed and previously awarded equity grants, including the continuing retentive value of past awards granted to our named executive officers.

Finally, the Compensation Committee analyzes, in consultation with FW Cook, compensation trends and competitive factors within our industry and the likelihood that our compensation packages will attract and retain high caliber personnel. With advice from FW Cook, the Compensation Committee has determined a compensation peer group, discussed below.

Parties Responsible for Determining Executive Compensation

The following parties are responsible for the development and oversight of our executive compensation program.

Role of the Compensation Committee:

•	Primarily responsible for executive compensation decisions, including reviewing, evaluating, and approving the compensation arrangements, plans, policies, and practices for our named executive officers, and overseeing and administering our incentive compensation plans.

•	Oversees risk management of our compensation policies, programs, and practices, including an annual review of Wingstop’s compensation programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risks to Wingstop.

•	Has sole authority to continue or terminate its relationship with outside advisors, including FW Cook, its independent compensation consultant, and retain additional outside advisors as it deems necessary.

•	Requires that its compensation consultant be independent and reviews such independence at least annually.

WINGSTOP INC. 2020 PROXY STATEMENT | 39

COMPENSATION DISCUSSION AND ANALYSIS

Our Independent Compensation Consultant (FW Cook):

•	Engaged by and reports directly to the Compensation Committee.

•	Advises the Compensation Committee on various executive compensation matters, including executive compensation plan design, compensation levels, and compensation peer group.

•	Provides research, data analysis, and survey information to the Compensation Committee.

•	Advises the Compensation Committee on regulatory developments, market trends, and compensation best practices.

•	Conducts analyses related to the employment arrangements for new executive hires.

•	Provides assistance with the Compensation Committee’s review of the risk and reward structure of executive compensation plans, policies, and practices.

•	Attends Compensation Committee meetings upon request.

The Compensation Committee assesses FW Cook’s independence annually and, with respect to 2019, has determined that its relationship with FW Cook and the work of FW Cook on behalf of the Compensation Committee has not raised any conflict of interest. FW Cook did not provide any services to Wingstop during 2019 other than its services as independent compensation consultant to the Compensation Committee.

Our Chief Executive Officer:

•	Makes individual compensation recommendations for executives (other than himself) to the Compensation Committee for its review and approval, after considering market data, roles and responsibilities, and individual performance.

•	Works closely with the Senior Vice President of People and provides input to the Compensation Committee on our compensation program design, including, for example, our annual cash incentive program, our approach to granting equity awards, and other benefits.

The named executive officers, including our Chief Executive Officer, do not participate in any part of the process of reviewing and setting their own compensation levels.

Market Data, Competitive Positioning and Compensation Peer Group; Total Shareholder Return

The Compensation Committee relies on several factors in its review of total direct compensation opportunities for our executives, including a review of peer group data and available market data from industry surveys. Generally, our Compensation Committee targets total direct compensation for our executives within a competitive range of the median for our peer group and available market data. The Compensation Committee uses peer group data as a point of reference for designing our compensation programs and setting compensation levels. The Compensation Committee does not use peer group data as a single determinative factor, but rather as an external check to verify that our executive compensation programs are reasonable and competitive.

40 | WINGSTOP INC. 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

To develop the composition of the peer group, our Compensation Committee, with the assistance of FW Cook, reviewed companies in the restaurant industry using a number of criteria, including, among other things: non-franchise sales, franchise sales and systemwide sales, market capitalization, enterprise value, EBITDA, industry, customer base, and geography. Based on this review, our Compensation Committee determined to remove Noodles & Company and add Jack in the Box Inc., Ruth’s Hospitality Group, Inc., and BJ’s Restaurants, Inc. In addition, the Compensation Committee determined to remove Sonic Corp., Jamba Inc., Bojangles, Inc., and Papa Murphy’s Holdings, Inc. because they are no longer public reporting companies. Accordingly, our peer group for 2019 consisted of 15 companies. The following graph sets forth each member of our peer group for 2019, as well as a comparison of our one-year total shareholder return to the one-year total shareholder return of each member of the peer group for the period of January 1, 2019 to December 31, 2019:

# ONE-YEAR TOTAL SHAREHOLDER RETURN COMPARED TO PEER GROUP

62%
Papa John's International, Inc.
45%
The Wendy's Company
35%
31%
Shake Shack Inc.
28%
Dine Brands Global, Inc.
24%
Red Robin Gourmet Burgers, Inc.
23%
Denny's Corporation
2%
Jack in the Box Inc.
El Pollo Loco Holdings, Inc.
0%
Ruth's Hospitality Group, Inc.
-2%
Texas Roadhouse, Inc.
-4%
The Cheesecake Factory Inc.
-8%
Del Taco Restaurants, Inc.
-21%
BJ's Restaurants, Inc.
-24%
Carrols Restaurant Group, Inc.
-28%
Fiesta Restaurant Group, Inc.
-36%

Note: Close prices are adjusted for stock splits, cash dividends, rights offerings, and spin offs. Return dates: 1/1/19 - 12/31/19

WINGSTOP INC. 2020 PROXY STATEMENT | 41

COMPENSATION DISCUSSION AND ANALYSIS

The following graph sets forth each member of our peer group for 2019, as well as a comparison of our three-year total shareholder return to the three-year total shareholder return of each member of the peer group for the period of December 31, 2016 to December 31, 2019:

# THREE-YEAR TOTAL SHAREHOLDER RETURN COMPARED TO PEER GROUP

232%
74%
66%
55%
26%
26%
23%
23%
-1%
-23%
-26%
-30%
-41%
-44%
-54%
-67%
The Wendy's Company
Shake Shack Inc.
Denny's Corporation
Ruth's Hospitality Group, Inc.
Dine Brands Global, Inc.
Texas Roadhouse, Inc.
El Pollo Loco Holdings, Inc.
BJ's Restaurants, Inc.
Papa John's International, Inc.
Jack in the Box Inc.
The Cheesecake Factory Inc.
Red Robin Gourmet Burgers, Inc.
Del Taco Restaurants, Inc.
Carrols Restaurant Group, Inc.
Fiesta Restaurant Group, Inc.

Note: Close prices are adjusted for stock splits, cash dividends, rights offerings, and spin offs. Return dates: 12/31/16 - 12/31/19

Based on three-year total shareholder return, Wingstop outperformed each member of its peer group in fiscal year 2019.

42 | WINGSTOP INC. 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

The key elements of our executive compensation program for our named executive officers include:

•	base salary;

•	a performance-based annual cash incentive opportunity; and

•	service-based and performance-based equity incentive awards.

In designing the Company’s executive compensation policies, the Compensation Committee considers pay as a whole rather than giving specific weight to any particular component. In practice, the total direct compensation opportunity for each of our named executive officers is based on many factors including competitive market data, the executive’s experience, importance of the role within the Company, and the executive’s contribution to the Company’s long-term success.

In evaluating the Company’s executive compensation program for 2019, the Compensation Committee also considered the results of the advisory vote on executive compensation presented at our 2019 annual meeting of stockholders. At the 2019 annual meeting, 98.5% of stockholders that voted casted votes in favor of approving our executive compensation practices. In light of our stockholders’ continued support of our executive compensation program, we did not make any significant changes to our program in 2019. The Compensation Committee concluded that the Company provides a competitive pay-for-performance package that effectively incentivizes and retains executives.

The following table summarizes the key elements of each component of our executive compensation program:

Compensation Element	Type	Form	Primary Objective	Additional Information

Base Salary	Fixed	Cash	Attract and retain	Reviewed annually based on market positioning and individual qualifications

Performance-Based Annual Cash Incentive	Variable	Cash	Short-term Company and individual performance	Earned based on achievement of financial performance targets (Adjusted EBITDA, average unit volume, and net new units)

Service-Based Equity Incentive	Variable	Service-Based Restricted Stock Units	Rewards long-term value creation; fosters retention and continuity	Vest ratably over 3 years

Performance-Based Equity Incentive	Variable	Performance-Based Restricted Stock Units	Enhances stockholder alignment and rewards long-term value creation	Earned based on achievement of Adjusted EBITDA targets

Performance-Based Long-Term Equity Incentive	Variable	Performance-Based Restricted Stock Units	Enhances stockholder alignment and rewards long-term value creation	Earned based on achievement of net new units, new unit performance, and total stockholder return

For 2019, the Compensation Committee generally targeted the total direct annual compensation mix to be (i) 26% base salary, 26% performance-based cash incentive, 32% performance-based equity incentive, and 16% service-

based equity incentive for our Chief Executive Officer, and

(ii) 40% base salary, 23% performance-based cash incentive, 19% performance-based equity incentive, and 19% service-based equity incentive for our other named executive officers.

WINGSTOP INC. 2020 PROXY STATEMENT | 43

COMPENSATION DISCUSSION AND ANALYSIS

CEO 2019 Target Pay Mix	Other NEOs 2019 Target Pay Mix

For any given year, the base salary, performance-based cash incentive, performance-based equity incentive, and service-based equity incentive compensation actually earned by or paid to our named executive officers may differ from the percentage allocations described above due to our actual performance relative to the applicable incentive plan performance measures.

We also provide severance and change in control related benefits and other benefits such as health and wellness benefits, skills workshops and training, and a 401(k) plan with matching contributions. Our named executive officers are eligible to participate in the standard employee benefit plans and programs available to our other employees.

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Base salaries are determined by the Compensation Committee based on the facts and circumstances relevant to each named executive officer, including the breadth, scope, and complexity of the executive’s role, his or her experience, expected future contributions to the Company, current compensation, individual performance, and the competitive market.

The Company believes that a significant portion of a named executive officer’s compensation should be variable, based on the performance of the Company. Accordingly, base salary is only a portion of the overall total compensation of the named executive officers.

The following table provides information concerning the annual base salary of each of our named executive officers:

Name	2019 Base Salary ($)	2018 Base Salary ($)

Charles R. Morrison(1)	800,000	700,000

Michael J. Skipworth(2)	425,000	380,000

Lawrence D. Kruguer(3)	400,000	400,000

Christina M. Clarke(4)	340,000	—

Madison A. Jobe(5)	340,000	—

Maurice Cooper(6)	400,000	—

Darryl R. Marsch(7)	330,000	330,000

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COMPENSATION DISCUSSION AND ANALYSIS

(1)

Mr. Morrison’s base salary was increased from $700,000 to $800,000 in November 2019 in connection with his renewed employment agreement. See “Compensation Discussion and Analysis—Leadership Continuity and CEO Contract Renewal” for details.

(2)	Mr. Skipworth’s base salary was increased from $380,000 to $425,000 in March 2019 in order to compensate him for his increased responsibilities as a result of an organizational restructuring.

(3)	Mr. Kruguer resigned from the Company effective March 7, 2020.

(4)

Ms. Clarke was appointed as our Chief Marketing Officer in November 2019. In connection with this change, Ms. Clarke’s base salary increased from $240,000 to $340,000. Information for 2018 is not included because Ms. Clarke was not a named executive officer during 2018.

(5)

Mr. Jobe’s base salary was increased from $300,000 to $340,000 in March 2019 in light of personal performance and alignment with market data. Information for 2018 is not included because Mr. Jobe was not a named executive officer during 2018.

(6)

Mr. Cooper’s base salary was increased from $320,000 to $400,000 in March 2019 in light of increased responsibilities as a result of organizational restructuring. Information for 2018 is not included because Mr. Cooper was not a named executive officer during 2018. Mr. Cooper’s employment was terminated effective September 4, 2019.

(7)	Mr. Marsch retired from the Company effective June 14, 2019.

Performance-Based Annual Cash Incentives

2019 Bonus Plan Payments. Pursuant to the 2015 Omnibus Plan, which authorizes our annual cash bonus plans, each of our named executive officers is eligible to earn an annual cash bonus up to a specified percentage of the portion of such executive officer’s base salary that is earned in a given fiscal year.

For fiscal year 2019, our Compensation Committee adopted the Wingstop 2019 Bonus Plan (the “2019 Bonus Plan”). The purpose of the 2019 Bonus Plan is to advance our interests and the interests of our stockholders by (i) providing certain employees, including our named executive officers, with incentive compensation that is tied to the achievement of pre-established, objective performance goals, (ii) identifying and rewarding superior performance and providing competitive compensation to attract, motivate and retain employees who have outstanding skills and abilities, and who achieve superior performance, and (iii) fostering accountability and teamwork throughout Wingstop. The Compensation Committee administers the 2019 Bonus Plan. Bonuses under our bonus plans have historically been paid in March of the year following the year in which the bonus was earned.

Our Chief Executive Officer is eligible to earn a target bonus of 100% of base salary, our executive vice presidents are eligible to earn a target bonus of 60% of base salary, and our senior vice presidents are eligible to earn a target bonus of 50% of base salary. The actual amount of the bonus payable under the 2019 Bonus Plan ranges from 0% to 100% of the target bonus amount based on the achievement of certain Adjusted EBITDA target goals and from 100% to 150% of the target bonus amount based on the achievement of certain new store growth and average unit volume goals, each as more fully set forth below. For purposes of our 2019 Bonus Plan, “Adjusted EBITDA” is defined as net income before interest expense, net, income tax expense, and depreciation and amortization (EBITDA), further adjusted for management fees and expense reimbursement, a management agreement termination fee, transaction costs, costs and fees associated with investments in our strategic initiatives, and stock-based compensation expense and bonus expense. Adjusted EBITDA for purposes of our 2019 Bonus Plan differs from Adjusted EBITDA as presented in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 in that it excludes bonus expense.

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COMPENSATION DISCUSSION AND ANALYSIS

The target Adjusted EBITDA achievement levels and payout percentages under the 2019 Bonus Plan were as follows:

Target Adjusted EBITDA Achievement (%)	Target Adjusted EBITDA ($) (in thousands)	Bonus Payout (% of Target Bonus)

<93.5%	<52,769	0%

93.5%	52,769	50%

94.6%	53,380	70%

95.7%	53,991	80%

96.7%	54,602	90%

97.8%	55,213	96%

98.9%	55,825	98%

100.0%	56,437	100%

>100.0%	>56,437	100%

The target new store growth and average unit volume achievement levels and payout percentages under the 2019 Bonus Plan were as follows:

		Net New Units(1)

		155	158	161	164	167	170	173	176	179	182

New Restaurant Openings Average Unit Volume ($) (in thousands)(2)	950	105.0%	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	145.0%	150.0%
	965	110.0%	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	145.0%	150.0%	150.0%
	980	115.0%	120.0%	125.0%	130.0%	135.0%	140.0%	145.0%	150.0%	150.0%	150.0%
	995	120.0%	125.0%	130.0%	135.0%	140.0%	145.0%	150.0%	150.0%	150.0%	150.0%
	1,010	125.0%	130.0%	135.0%	140.0%	145.0%	150.0%	150.0%	150.0%	150.0%	150.0%
	1,025	130.0%	135.0%	140.0%	145.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%
	1,040	135.0%	140.0%	145.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%
	1,055	140.0%	145.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%
	1,070	145.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%
	1,085	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%	150.0%

(1)	Net new units is calculated by subtracting any restaurant closures during the year from the gross number of new restaurants opened during the year.

(2)	Average unit volume of new restaurant openings reflects the average annualized sales of all restaurants opened in 2019.

If performance is achieved at a level that is between the achievement levels set forth above, the payout level is determined through straight-line interpolation.

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COMPENSATION DISCUSSION AND ANALYSIS

For fiscal year 2019, our Adjusted EBITDA for purposes of the 2019 Bonus Plan was $57.0 million ($60.9 million excluding bonus expense), well in excess of the $56.4 million of Adjusted EBITDA ($60.3 million excluding bonus expense) needed to achieve 100% of the target bonus amount. Our new restaurant openings average unit volume and net new units in fiscal year 2019 did not meet the threshold numbers necessary for our named executive officers to achieve the additional bonus payout. As a result, we made bonus payments under the 2019 Bonus Plan at 100% of the target bonus amount to our named executive officers in March of 2020 as follows:

Name	2019 Base Salary ($)(1)	Target Bonus % of Base Salary	Actual Bonus % of Base Salary(1)	2019 Bonus Payout ($)(1)

Charles R. Morrison	800,000	100%	100%	700,000

Michael J. Skipworth	425,000	60%	60%	255,000

Lawrence D. Kruguer	400,000	60%	60%	240,000

Christina M. Clarke	340,000	50%	50%	125,700

Madison A. Jobe	340,000	50%	50%	170,000

Maurice Cooper(2)	400,000	60%	—	—

Darryl R. Marsch(3)	330,000	50%	—	—

(1)

All bonuses were calculated and paid as a percentage of base salary as of December 28, 2019, with the exception of (i) Mr. Morrison’s, which was calculated and paid as a percentage of Mr. Morrison’s base salary as in effect prior to November 2019, which was $700,000, and (ii) Ms. Clarke’s, which was calculated and paid as a percentage of actual salary earned by Ms. Clarke in 2019.

(2)	Mr. Cooper’s employment was terminated effective September 4, 2019 and therefore he did not receive a bonus under the 2019 Bonus Plan.

(3)	Mr. Marsch retired from the Company effective June 14, 2019 and therefore did not receive a bonus under the 2019 Bonus Plan.

For information concerning the base earnings of our named executive officers in fiscal year 2019, see “Executive Compensation—Summary Compensation Table.”

Equity Incentive Awards

We provide equity incentive compensation to align our executives’ interests with the long-term interests of our stockholders. We believe that equity awards encourage a long-term focus and decision-making that is in line with our mission and strategic goals. We also grant equity awards in order to attract, motivate, and retain executive talent.

Our Compensation Committee typically grants annual equity awards to certain employees, including our named executive officers. In addition, the Compensation Committee occasionally grants equity awards to new hires, in connection with promotions, and/or for retention purposes.

All of our outstanding equity awards have been issued under the Wing Stop Holding Corporation 2010 Stock Option Plan (the “2010 Plan”) or the 2015 Omnibus Plan. The 2010 Plan was terminated as to future awards upon the adoption of the 2015 Omnibus Plan.

Fiscal Year 2019 Equity Grants. In fiscal year 2019, the Compensation Committee considered the following factors in determining the amount, type, and value of the equity awards to be issued to our named executive officers:

•	Chief Executive Officer recommendations (except with respect to Mr. Morrison’s own equity awards).

•	comparative market data provided by FW Cook;

•	existing equity holdings (including the current economic value of unvested equity awards);

•	the need to retain and motivate these executives; and

•	the dilutive effect of our long-term incentive compensation practices, including the overall impact of these equity awards and the equity awards to other employees.

The Compensation Committee believes that a substantial portion of equity awards should contain a performance-based component. For fiscal year 2019, the Compensation Committee determined that two-thirds of the Chief Executive Officer’s equity awards would consist of performance-based restricted stock units and one-third would consist of service-based restricted stock units. For other named executive officers, the Compensation Committee divided equity awards equally between performance-based restricted stock units and service-based restricted stock units.

•	Performance-Based Restricted Stock Units: For performance-based restricted stock units granted to

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Morrison, the performance-based restricted stock units vest between 0% and 100% of the target number of units based on the achievement of the compound annual growth rate of our Adjusted EBITDA over the three-year period beginning on December 30, 2018 and ending on December 25, 2021. The performance-based restricted stock units granted to our other named executive officers vest between 0% and 100% of the target number of units, in three equal annual installments, based on the achievement of goals related to the percentage increase in our Adjusted EBITDA year-over-year.

•	Service-Based Restricted Stock Units: The service-based restricted stock units granted to our named executive officers in 2019 vest in three equal annual installments beginning on the first anniversary of the date of grant. Each vested unit is equivalent to one share of Wingstop common stock.

After weighing these factors, the Compensation Committee granted the following equity incentive awards to our named executive officers:

Name	Service-Based Restricted Stock Units	Performance- Based Restricted Stock Units

Charles R. Morrison	7,592	15,184

Michael J. Skipworth	3,872	3,872

Lawrence D. Kruguer(1)	3,645	3,645

Christina M. Clarke	912	912

Madison A. Jobe	2,582	2,582

Maurice Cooper(2)	3,645	3,645

Darryl R. Marsch(3)	2,506	2,506

(1)	Mr. Kruguer resigned from the Company effective March 7, 2020. In connection with his resignation, all unvested restricted stock units held Mr. Kruguer were automatically forfeited.

(2)	Mr. Cooper’s employment was terminated effective September 4, 2019; all unvested restricted stock units held Mr. Cooper were automatically forfeited.

(3)

Mr. Marsch retired from the Company effective June 14, 2019. In connection with Mr. Marsch’s retirement, he entered into a letter agreement with the Company (the “Marsch Letter Agreement”), pursuant to which, among other things, the Company (i) accelerated the vesting of 835 of the service-based restricted stock units granted to Mr. Marsch in 2019 and (ii) accelerated the vesting of 835 performance-based restricted stock units granted to Mr. Marsch in 2019 and waived the remaining performance conditions therefor. All such restricted stock units vested in full on June 22, 2019, and all of Mr. Marsch’s other unvested equity awards granted in 2019 were forfeited and cancelled.

Additional One-Time Equity Grant. On March 6, 2019, the Compensation Committee approved a one-time special performance-based long-term incentive award to Mr. Cooper to serve as a retention incentive in light of his increased responsibilities as a result of an organizational restructuring. Mr. Cooper was granted a target of 3,796 performance-based restricted stock units (the “LTIP PSUs”). The LTIP PSUs would have vested at the end of a three-year performance period, beginning March 31, 2019 and ending March 6, 2022, based on the level of cumulative new sales achieved over such period, and potentially modified based on the Company’s total stockholder return (“TSR”) for the same period as measured against that of the companies in the S&P 600 Restaurant Index, as follows:

	Percentage of PRSUs Earned

3-year Cumulative New Sales Level Achieved	Company TSR at or Above Index TSR	Company TSR Below Index TSR

$390,888,000	25%	25%

$488,610,000	100%	100%

$612,910,000 and above	500%	250%

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COMPENSATION DISCUSSION AND ANALYSIS

If the 3-year Cumulative New Sales level fell between the levels provided above, straight-line interpolation would have been used to determine the percentage of LTIP PSUs earned. For the purposes of these awards, “3-year Cumulative New Sales” means the cumulative total sales during the performance period for all franchisee-operated stores, opened during the performance period, as determined by the Compensation Committee. Mr. Cooper’s employment was terminated effective September 4, 2019, and as a result, the LTIP PSUs were automatically forfeited.

Vesting and Forfeiture. The vesting of equity awards is generally contingent on continued service and/or the satisfaction of performance criteria. However, vesting of awards is accelerated upon certain qualifying events. See “Executive Compensation—Potential Payments upon Termination or Change in Control” below. The Compensation Committee’s recent practice has been to provide for three-year ratable vesting of awards.

The restricted stock units and stock options granted to our named executive officers are subject to forfeiture in accordance with the terms of the grant agreements if the executive terminates employment before the award vests, the executive is terminated for cause, or the executive otherwise fails to comply with the terms of his or her award agreement.

Grant Dates of Equity Awards. The Compensation Committee has determined to generally grant equity awards to the named executive officers following the public announcement of the Company’s fourth quarter and fiscal year results. The Compensation Committee believes that this practice allows the Compensation Committee to consider the Company’s performance in the prior fiscal year in determining the size of equity awards to be granted to our named executive officers and to make a reasonable estimate of the Company’s performance in the current fiscal year in order to determine appropriate performance goals for performance-based awards. As described above, the Compensation Committee will also grant equity awards in connection with promotions and/or for retention purposes.

In fiscal year 2019, all of the Company’s equity awards to its named executive officers were granted on March 6, 2019, except for the one-time performance-based restricted stock unit award granted to Mr. Morrison discussed below, which was granted on November  13, 2019.

Leadership Continuity and Chief Executive Officer Contract Renewal

On November 13, 2019, we entered into an Amended and Restated Employment Agreement (the “employment agreement”) with Mr. Morrison, our President, Chief Executive Officer, and Chairman of the Board. The agreement immediately replaced Mr. Morrison’s current employment agreement, which was set to expire on January 1, 2020.

Mr. Morrison has served as our President and Chief Executive Officer since June 2012, and as Chairman of the Board since March 2017. Under his leadership, which includes over 20 years of restaurant experience, we successfully completed our initial public offering in June 2015 and have since become one of the fastest growing public companies in our industry. Under Mr. Morrison’s direction, Wingstop has achieved 13.1% CAGR unit development since its initial public offering, reaching to 1,385 locations across the globe as of December 28, 2019, with 16 consecutive years of domestic same store sales growth and 8 consecutive years of international same store sales growth.

Since the Company’s initial public offering, Wingstop has outperformed most restaurant industry competitors as evidenced by its historical total shareholder returns of 406%, despite industry headwinds including increasing competition, evolving customer preferences, and commodity price volatility.

Aside from the external factors, internal factors including retirement and other forms of attrition have impacted the composition of our senior management team in recent years, underscoring the fierce competition for executive talent in our industry.

In consideration of our historical success under Mr. Morrison’s leadership and the importance of maintaining leadership continuity as we believe Mr. Morrison instills confidence in our team members, brand partners, and investors, our Board unanimously concluded that Mr. Morrison was uniquely qualified to lead Wingstop through our next phase of growth and extended his employment agreement for a term ending on December 31, 2024.

Extension of Mr. Morrison’s Employment Agreement

The employment agreement provides that Mr. Morrison will be entitled to receive an annual base salary of $800,000. Beginning with fiscal year 2020, Mr. Morrison will be eligible to receive an annual cash incentive with a target amount equal to 125% of Mr. Morrison’s base salary and a maximum amount of up to 200% of target, based on performance goals to be established by the Compensation Committee. The employment agreement does not

WINGSTOP INC. 2020 PROXY STATEMENT | 49

COMPENSATION DISCUSSION AND ANALYSIS

guarantee any salary increases or annual incentive payments.

Pursuant to the employment agreement, Mr. Morrison was entitled to receive an annual equity award for fiscal year 2020 in a combination of one-third (1/3) stock options and two-thirds (2/3) performance-based restricted stock units with an aggregate fair market value equal to $2,500,000. The performance-based portion of such grant includes an opportunity to earn up to 250% of the target amount of restricted stock units if the Company achieves the maximum performance criteria. The performance-based portion of such grant will be forfeited in its entirety in the event the Company fails to achieve the minimum performance criteria as determined by the Compensation Committee.

In connection with the execution of the employment agreement, the Committee awarded Mr. Morrison a one-time discretionary cash bonus of $500,000 in recognition of Mr. Morrison’s service in leading the Company during 2019. Mr. Morrison was also granted a one-time performance-based restricted stock unit award with a fair market value equal to $3,000,000. The award will vest in equal installments on each of the second, third, fourth, and fifth anniversaries of the date of grant contingent upon the Company maintaining and sustaining a domestic operations digital sales mix of at least 40% in 2020. This strategic milestone goal is directly tied to our aspirational business objectives to ramp up digital sales and delivery, a goal that has been generally well received by our investors.

The aforementioned incentive compensation, including the one-time awards granted in connection with the execution of the employment agreement, are subject to our clawback policy. Further, the employment agreement provides severance benefits at competitive levels with no excise tax-gross up. The employment agreement also subjects Mr. Morrison to restrictive covenants related to confidentiality, non-competition, non-solicitation and non-disparagement.

History of Responsible CEO Pay and Pay-for-Performance Alignment

Excluding the one-time awards discussed above, 62% of our Chief Executive Officer’s 2020 compensation is performance-based (82% including stock options which require stock price appreciation to have any value). While competitive market restaurant industry practices are considered in determining our compensation structure, our Board and our management team demands operational excellence to deliver exceptional value to our customers and our investors and our compensation programs are developed to align with the Company’s pay-for-performance philosophy. This is demonstrated by Wingstop’s strong history of responsible CEO pay and pay-for-performance alignment.

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COMPENSATION DISCUSSION AND ANALYSIS

Wingstop’s History of Industry Leading Operational Performance

Revenue Growth 3-year compound annual growth	5.2% Restaurant Industry Peer Group Median	6.6% General Industry S&P 500 Median	24.6%	Wingstop’s revenue growth exceeds the median growth among restaurant peers and the S&P 500. Wingstop ranks at the 97th percentile among peers.

EBITDA Growth 3-year compound annual growth	-0.9% Restaurant Industry Peer Group Median	7.4% General Industry S&P 500 Median	18.3%	Wingstop’s EBITDA growth exceeds the median growth among restaurant peers and the S&P 500. Wingstop ranks highest among peers.

Unit Growth 3-year cumulative openings	70 Restaurant Industry Peer Group Median	N/A General Industry S&P 500 Median	432	Wingstop’s Unit growth exceeds the median growth among restaurant peers. Wingstop ranks at the 91st percentile among peers.

Market Capitalization Growth 3-year compound annual growth	-7.3% Restaurant Industry Peer Group Median	10.6% General Industry S&P 500 Median	44.0%	Wingstop’s market cap growth exceeds the median growth among restaurant peers and the S&P 500. Wingstop ranks highest among peers.

Third-Party Data Source: Operating and market performance derived from data as reported in Standard and Poor’s Capital IQ financial database. Standard and Poor’s may adjust certain metrics for relative comparison purposes. These adjustments may or may not align with how each individual company, including Wingstop, reports its own performance on a GAAP or non-GAAP basis. References to the S&P 500 reflect median performance of index constituents based on available public information as of the closest fiscal year end as of March 15, 2020, each on an equal-weight basis. Information provided for illustrative purposes only.

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COMPENSATION DISCUSSION AND ANALYSIS

Wingstop’s History of Best in Class Shareholder Returns

Wingstop’s common stock has delivered best in class shareholder returns since IPO as demonstrated by its performance relative to the peer group and broader restaurant and general industry competitors.

The graph shows the cumulative total shareholder return on our common stock for the period starting on June 17, 2015, and ending on December 31, 2019. This is compared with the cumulative total returns over the same period of the peer group median, S&P 500 Stock Index, the S&P 500 Restaurant Sub-Industry Index, Russell 3000 Stock Index, and the Russell 3000 Restaurant Sub-Industry Index. The graph assumes that, on June 17, 2015, $100 was invested in our common stock and in each of the comparator groups, with dividends reinvested on the ex-dividend date without consideration for withholding taxes. Wingstop’s total return value ($388) as of December 31, 2019, is above each of the Peer Median ($88), S&P 500 ($169), S&P 500 Restaurants ($195), Russell 3000 ($164), and Russell 3000 Restaurants ($184) comparators over that same period.

Source: Standard & Poor’s Capital IQ. For illustrative purposes only.

Wingstop’s History of Responsible CEO Pay (Pay for Performance)

100% 2017 Wingstop CEO Bonus Plan Payout (as % of target)	100% 2018 Wingstop CEO Bonus Plan Payout (as % of target)	100% 2019 Wingstop CEO Bonus Plan Payout (as % of target)	Bonus Plan	Wingstop’s CEO bonus payouts have aligned with target despite actual performance exceeding plan over the past three years

100% 2017-2019 Wingstop Performance-based Restricted Stock Unit Payout (% of target)	TBD 2018-2020 Wingstop Performance-based Restricted Stock Unit Payout (% of target)	TBD 2019-2021 Wingstop Performance-based Restricted Stock Unit Payout (% of target)	Performance-based Restricted Stock Unit	Wingstop’s CEO performance-based restricted stock unit payout for the period ending December 31, 2019, aligns with target despite actual performance exceeding plan

52 | WINGSTOP INC. 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Components and Benefits

Retirement Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, and a 401(k) plan. Our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The Compensation Committee in its discretion may revise, amend, or add to a named executive officer’s benefits and perquisites if it deems it advisable.

We maintain a 401(k) profit sharing plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to the applicable statutory limit. Participants who are at least 50 years old can also make “catch-up” contributions, which are limited to a certain amount above the standard statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We provide matching contributions under our 401(k) plan for up to 5% of eligible compensation. We match dollar for dollar on the first 3% of contributions, and then match 50 cents on the dollar for the next 2% of contributions. Our 401(k) plan also permits us to make discretionary contributions, and all of our contributions are subject to established limits and a vesting schedule.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Perquisites and Indemnification

We do not typically provide perquisites to our named executive officers that are not available to employees generally. However, pursuant to our Bylaws, we are required to indemnify, to the fullest extent permitted by applicable law, any person who was or is made, or is threatened to be made, a party, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or an officer of the Company, including our named executive officers.

From time to time, we may provide perquisites for recruitment or retention purposes.

Severance and Change of Control Benefits

On November 7, 2018, the Compensation Committee adopted an Executive Severance Plan, which became effective on January 1, 2019 and eliminated employment agreements for our senior officers (other than our Chief Executive Officer) and established a uniform framework for providing severance benefits to this group of officers. See “Executive Compensation—Potential Payments upon Termination or Change in Control” below for more information regarding the Executive Severance Plan.

2020 Executive Compensation Program Changes

In 2019 and early 2020, the Compensation Committee undertook a comprehensive review of our long-term compensation program. As part of this process, the Compensation Committee considered stockholder feedback, competitive market practices as observed in the restaurant industry and high-growth companies in the general industry, and feedback received from departing executives and new hires to better understand the compensation landscape in which we compete for executive talent.

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COMPENSATION DISCUSSION AND ANALYSIS

Based on such review, in March 2020, the Compensation Committee made changes to our long-term incentive program to ensure that our program is competitive and to support the attraction and retention of top caliber talent required to execute on our strategic priorities, maintain our industry leading position, continue to grow our Company, and drive stockholder value creation. The following table summarizes our 2020 long-term incentive compensation program:

Award Type	Description

Performance-based Restricted Stock Units • CEO: 67% weight • Other NEOs: 50% weight

•  Rewards long-term shareholder value creation

•  Awards will be earned, if at all, subject to adjusted EBITDA growth, and relative total shareholder return against the peer group

•  Performance is measured over a three-year period

•  Award cliff vests following the three-year performance period

•  Payouts can range from 0% of target for underperformance, 100% for target performance, and 250% of target for outperformance

Stock Options • CEO: 33% weight • Other NEOs: 25% weight

•  Stock options provide value only to the extent our stock price increases, thereby aligning executives’ interests with those of our stockholders

•  Awards vest ratably over a three-year service period

•  Options must be exercised within the ten-year term

Restricted Stock Units • CEO: 0% weight • Other NEOs: 25% weight

•  Service-based restricted stock units are common in our industry and primarily encourage retention and alignment with long-term stockholder interests

•  Awards vest ratably over a three-year service period

•  Our CEO is not eligible for service-vested restricted stock units

The changes to our executive compensation program for 2020 predated the recent global outbreak of COVID-19. While we do not anticipate any further changes to our executive compensation program at this time, our Compensation Committee is closely monitoring the situation and may determine to make further revisions to our executive compensation program, including the performance targets underlying our incentive-based compensation, in light of the potential impact of COVID-19 on our business.

Other Compensation Information

Prohibition on Hedging and Pledges

The Company’s insider trading compliance policy generally prohibits directors, executive officers, and employees from engaging in hedges in the Company’s securities. In addition, the policy prohibits certain senior officers and directors from making pledges of the Company’s securities. See “Corporate Governance—Insider Trading Compliance Policy; Prohibition on Hedges and Pledges” on page 19 for additional information.

Clawback Policy

The Company maintains a clawback policy that allows it to seek to recover incentive compensation paid to current or former executive officers in certain circumstances. The Executive Severance Plan discussed below also contains clawback provisions. See “Corporate Governance—Clawback Policy” on page 20 for additional information.

Compliance with Section 409A

Section 409A of the Code sets forth limitations on the deferral and payment of certain benefits. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, and the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Accounting Considerations

The Compensation Committee recognizes accounting implications that may impact executive compensation. For

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COMPENSATION DISCUSSION AND ANALYSIS

example, we record salaries and performance-based compensation in the amount paid or to be paid to the named executive officers in our financial statements. Also, U.S. generally accepted accounting principles require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees and may not vest or be earned by such employees.

Risks Related to Compensation Plans

The Company’s compensation policies and practices are designed to encourage its employees, including its executive officers, to remain focused on both the short-term and long-term goals of the Company, while at the same time discouraging employees from taking unnecessary and excessive risks that could ultimately threaten the value of the Company. The following elements of our compensation programs contribute to risk mitigation:

•	a balance between fixed components of compensation and performance-based compensation;
•	the Company’s officers are subject to the Company’s stock ownership guidelines; and

•	the Company’s officers are subject to the Company’s insider trading compliance policy and the Company’s clawback policy, which are designed to reduce the risks inherent in incentive compensation.

The Compensation Committee has reviewed the Company’s current compensation policies and practices and believes that, in light of their overall structure, the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Lynn Crump-Caine (Chair)

Krishnan (Kandy) Anand

Dave Goebel

Kay Madati

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by, or paid to the named executive officers for 2019, 2018, and 2017, calculated in accordance with SEC rules and regulations.

	Year	Salary(1) ($)	Bonus ($)		Stock/Unit Awards(2) ($)		Option Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Charles R. Morrison(6) Chairman of the Board, Chief Executive Officer, and President	2019	711,539	500,000	(10)	4,500,027	(11)	—	700,000	51,039	6,462,605
	2018	690,100	—		2,002,891	(11)	—	700,000	1,071,060	4,464,051
	2017	628,500	—		1,500,027	(11)	—	628,500	4,569	2,761,596
Michael J. Skipworth Executive Vice President and Chief Financial Officer	2019	416,346	—		510,020	(11)	—	255,000	11,004	1,192,370
	2018	368,923	100,000	(12)	796,087	(11)	—	228,000	96,387	1,489,397
	2017	263,893	—		369,663	(11)	—	131,947	11,312	776,815
Lawrence D. Kruguer(13) Former Executive Vice President and Chief Operating Officer	2019	400,000	—		480,119	(11)	—	240,000	11,512	1,131,631
	2018	399,231	—		480,015	(11)	—	240,000	139,735	1,258,981
	2017	300,000	—		300,004	(11)	—	150,000	15,563	765,567
Christina M. Clarke(14) Senior Vice President and Chief Marketing Officer	2019	251,539	60,000	(15)	120,129	(11)	—	125,700	5,146	562,514
Madison A. Jobe(16) Senior Vice President and Chief Development Officer	2019	332,308	—		340,101	(11)	—	170,000	11,512	853,921
Maurice Cooper(17) Former Executive Vice President and Chief Growth and Experience Officer	2019	258,462	—		730,124	(11)	—	—	793,092	1,781,678
Darryl Marsch(18)	2019	152,308	—		330,090	(11)	—	—	942,894	1,425,292
Former Senior Vice President, General Counsel and Secretary	2018	325,846	—		330,005	(11)	—	165,000	11,312	832,163

(1)

Represents the amount of base salary actually earned by the named executive officer for fiscal year 2019. For additional information concerning our named executive officer base salaries, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Base Salary.”

(2)

Amounts shown do not reflect compensation actually received by the named executive officers. Rather, the amounts represent the aggregate grant date fair value of awards granted to the named executive officer in 2019, 2018, and 2017, in each case computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 14, “Stock-Based Compensation,” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 19, 2020.

(3)

We adjusted the exercise prices of all eligible stock options that were outstanding at the time we paid two special dividends during fiscal year 2018 in order to maintain the relative economic value of such awards in connection with these special dividends.

(4)

Amounts shown represent bonuses earned by the named executive officers based on the achievement of performance goals. Bonuses paid to the named executive officers were determined in accordance with the terms of the 2019 Bonus Plan. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance-Based Annual Cash Incentives” for additional information.

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EXECUTIVE COMPENSATION

(5)

Includes the following: Company match under the 401(k) plan, cash dividend equivalency payments accrued in connection with quarterly or special dividends declared in the respective years, accrued severance benefits, Company-paid premiums for long-term disability (“LTD”) coverage, and legal fees.

	Year	401(k) match ($)	Dividend Equivalent Payment ($)	Severance		Company- Paid Premiums for LTD Coverage ($)	Legal Fees
Charles R. Morrison(6) Chairman of the Board, Chief Executive Officer, and President	2019	10,527	—	—		512	40,000	(7)
	2018	10,637	1,059,911	—		512	—
	2017	4,057	—	—		512	—
Michael J. Skipworth Executive Vice President and Chief Financial Officer	2019	10,492	—	—		512	—
	2018	10,800	85,075	—		512	—
	2017	10,800	—	—		512	—
Lawrence D. Kruguer Former Executive Vice President and Chief Operating Officer	2019	11,000	—	—		512	—
	2018	10,800	128,423	—		512	—
	2017	10,800	4,251	—		512	—
Christina M. Clarke Senior Vice President and Chief Marketing Officer	2019	4,634	—	—		512	—

Madison A. Jobe Senior Vice President and Chief Development Officer	2019	11,000	—	—		512	—
Maurice Cooper Former Executive Vice President and Chief Growth and Experience Officer	2019	5,708	—	787,000	(8)	384	—
Darryl R. Marsch	2019	11,000	—	931,628	(9)	256	—
Former Senior Vice President, General Counsel and Secretary	2018	10,800	—	—		512	—

(6)

All amounts shown reflect compensation paid to Mr. Morrison for his service as our Chief Executive Officer and President. Mr. Morrison did not receive additional compensation for his service as a director or Chairman of the Board.

(7)	Represents the payment of legal fees incurred by Mr. Morrison in connection with his amended and restated employment agreement.

(8)

Mr. Cooper’s employment was terminated effective September 4, 2019. In connection with his departure, Mr. Cooper is entitled to a severance payment of $787,000, which consists of (i) 1.5 times his base salary ($600,000), (ii) the pro-rated portion of Mr. Cooper’s bonus that he would have earned under the 2019 Bonus Plan had he been employed at the end of the 2019 fiscal year ($167,000) and (iii) COBRA premium payments for the 18-month period following Mr. Cooper’s departure ($20,000).

(9)

Mr. Marsch retired from the Company effective June 14, 2019. Represents the value of the acceleration of the following equity awards pursuant to the Marsch Letter Agreement: (i) 1,404 shares underlying performance-based stock options, (ii) 1,405 shares underlying service-based options, (iii) 3,986 performance-based restricted stock units, and (iv) 3,985 service-based restrictive stock units, all of which were originally granted pursuant to the 2015 Omnibus Plan and were scheduled to vest by March 2020 based upon the Company meeting certain adjusted EBITDA thresholds for fiscal year 2019 (with respect to the performance-based awards) or the grant-date anniversary specified in the applicable award agreement (with respect to the service-based awards).

(10)	Reflects a one-time bonus paid in connection with the extension of Mr. Morrison’s employment agreement.

(11)

Represents the aggregate grant date fair value of restricted stock units issued to the named executive officer during 2019. See “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2019 Equity Grants.”

(12)	Reflects a one-time bonus paid in light of exceptional performance in connection with a significant transaction completed by the Company.

(13)	Mr. Kruguer resigned from the Company effective March 7, 2020.

(14)	Ms. Clarke was appointed as our Chief Marketing Officer on November 19, 2019. Information for 2017 and 2018 is not included because Ms. Clarke was not a named executive officer during those years.

(15)	Reflects the portion of a $105,000 signing bonus awarded to Ms. Clarke in October 2018 that was paid in 2019.

(16)	Information for 2017 and 2018 is not included because Mr. Jobe was not a named executive officer during those years.

(17)	Information for 2017 and 2018 is not included because Mr. Cooper was not a named executive officer during those years.

(18)	Information for 2017 is not included because Mr. Marsch was not a named executive officer during that year.

The amounts reported in the Summary Compensation Table are described more fully under “Compensation Discussion and Analysis” herein.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table

The following table sets forth information regarding the plan-based awards granted to each named executive officer during the 2019 fiscal year:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles R. Morrison	n/a	(2)	350,000	700,000	1,050,000	—	—	—	—	—
	3/6/2019	(3)	—	—	—	7,592	15,184	15,184	—	1,000,018
	3/6/2019	(4)	—	—	—	—	—	—	7,592	500,009
	11/13/2019	(5)	—	—	—	40,000	40,000	40,000	—	3,000,000
Michael J. Skipworth	n/a	(2)	127,500	255,000	382,500	—	—	—	—	—
	3/6/2019	(3)	—	—	—	1,936	3,872	3,872	—	255,010
	3/6/2019	(4)	—	—	—	—	—	—	3,872	255,010
Lawrence D. Kruguer(6)	n/a	(2)	120,000	240,000	360,000	—	—	—	—	—
	3/6/2019	(3)	—	—	—	1,823	3,645	3,645	—	240,060
	3/6/2019	(4)	—	—	—	—	—	—	3,645	240,060
Christina M. Clarke	n/a	(2)	62,850	125,700	188,550	—	—	—	—	—
	3/6/2019	(3)	—	—	—	456	912	912	—	60,064
	3/6/2019	(4)	—	—	—	—	—	—	912	60,064
Madison A. Jobe	n/a	(2)	85,000	170,000	255,000	—	—	—	—	—
	3/6/2019	(3)	—	—	—	1,291	2,582	2,582	—	170,051
	3/6/2019	(4)	—	—	—	—	—	—	2,582	170,051
Maurice Cooper(7)	n/a	(2)	120,000	240,000	360,000	—	—	—	—	—
	3/6/2019	(3)	—	—	—	1,823	3,645	3,645	—	240,060
	3/6/2019	(4)	—	—	—	—	—	—	3,645	240,060
	3/6/2019	(8)	—	—	—	949	3,796	18,980	—	250,005
Darryl Marsch(9)	n/a	(2)	82,500	165,000	247,500	—	—	—	—	—
	3/6/2019	(3)	—	—	—	1,253	2,506	2,506	—	165,045
	3/6/2019	(4)	—	—	—	—	—	—	2,506	165,045

(1)

Amounts represent the aggregate grant date fair value of restricted stock units granted to each named executive officer in 2019 computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures. A discussion of the assumptions used in the calculation of these amounts is included in Note 14, “Stock-Based Compensation,” in the annual consolidated financial statements included in the Form 10-K filed with the SEC on February 19, 2020.

(2)

Represents possible payout amounts under the 2019 Bonus Plan based on the achievement of the performance goals described above in “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance-Based Annual Cash Incentives.” Under the 2019 Bonus Plan, our Chief Executive Officer’s target bonus amount was set at 100% of base salary, our executive vice presidents’ target bonus amounts were set at 60% of base salary, and our senior vice presidents’ target bonus amounts were set at 50% of base salary. The percentage of base salary for each named executive officer was calculated based on such named executive officer’s base salary as of December 28, 2019, with the exception of (i) Mr. Morrison, which was calculated based on his base salary as in effect prior to November 2019, which was $700,000, and (ii) Ms. Clarke, which was calculated based on the actual salary earned by Ms. Clarke in 2019. Each named executive officer, including our Chief Executive Officer, was eligible to earn a bonus between 0% and 150% of the target bonus amount based on the Company’s achievement of performance goals. For purposes of this table, the “Threshold” column represents a 50% payout of the target bonus amount because it was the minimum amount payable under the 2019 Bonus Plan other than no award. See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for actual amounts paid to each of the named executive officers under the 2019 Bonus Plan for the 2019 performance period.

(3)

Represents an award of performance-based restricted stock units that vest based upon the achievement of EBITDA or Adjusted EBITDA goals. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2019 Equity Grants.”

(4)

Represents an award of service-based restricted stock units that vest in three equal annual installments beginning on the first anniversary of the date of grant. Each vested unit is equivalent to one share of Wingstop common stock. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2019 Equity Grants.”

(5)

Represents an award of performance-based restricted stock units that vest in four equal annual installments, beginning on the second anniversary of the date of grant, if, during the Company’s 2020 fiscal year, the Company maintains and sustains a domestic operations digital sales mix (from all channels, including delivery) of at least 40%. For additional information, see “Leadership Continuity and Chief Executive Officer Contract Renewal—Extension of Mr. Morrison’s Employment Agreement.”

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(6)	Mr. Cooper’s employment was terminated effective September 4, 2019; all of Mr. Cooper’s unvested restricted stock units were automatically forfeited.

(7)	Mr. Kruguer resigned from the Company effective March 7, 2020. In connection with his resignation, all unvested restricted stock units held Mr. Kruguer were automatically forfeited.

(8)

Represents an award of performance-based restricted stock units that vest based upon the level of cumulative new sales achieved over a three-year period, beginning March 31, 2019 and ending March 26, 2022, and potentially modified based on the Company’s total stockholder return for the same period as measured against that of the companies in the S&P 600 Restaurant Index. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Additional One-Time Equity Grants.”

(9)

Mr. Marsch retired from the Company effective June 14, 2019. Pursuant to the Marsch Letter Agreement, the Company (i) accelerated the vesting of 835 of the service-based restricted stock units granted to Mr. Marsch in 2019 and (ii) accelerated the vesting of 835 performance-based restricted stock units granted to Mr. Marsch in 2019 and waived the remaining performance conditions therefor. All such restricted stock units vested in full on June 22, 2019, and all of Mr. Marsch’s other unvested equity awards granted in 2019 were forfeited and cancelled.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of the end of the 2019 fiscal year:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Charles R. Morrison	8/30/2012	(2)	79,816	—	1.52	8/30/2022	—	—	—	—
	1/31/2017	(3)	—	—	—	—	—	—	35,125	3,028,126
	1/31/2017	(4)	—	—	—	—	5,854	504,673	—	—
	2/20/2018	(3)	—	—	—	—	—	—	22,712	1,958,002
	2/20/2018	(4)	—	—	—	—	7,571	652,696	—	—
	7/31/2018	(5)	—	—	—	—	—	—	10,190	878,480
	3/6/2019	(3)	—	—	—	—	—	—	15,184	1,309,013
	3/6/2019	(4)	—	—	—	—	7,592	654,506	—	—
	11/13/2019	(6)	—	—	—	—	—	—	40,000	3,448,400
Michael J. Skipworth	12/12/2014	(7)	2,725	2,725	6.29	12/12/2024	—	—	—	—
	2/28/2017	(4)	—	—	—	—	882	76,037	—	—
	8/1/2017	(8)	—	—	—	—	—	—	3,299	284,407
	8/1/2017	(4)	—	—	—	—	1,649	142,160	—	—
	2/20/2018	(8)	—	—	—	—	—	—	3,453	297,683
	2/20/2018	(4)	—	—	—	—	3,452	297,597	—	—
	9/5/2018	(5)	—	—	—	—	—	—	5,100	439,671
	3/6/2019	(8)	—	—	—	—	—	—	3,872	333,805
	3/6/2019	(4)	—	—	—	—	3,872	333,805	—	—
Lawrence D. Kruguer(10)	6/11/2015	(9)	26,315	10,528	12.93	6/11/2025	—	—	—	—
	5/18/2016	(11)	—	—	—	—	1,465	126,298	—	—
	2/28/2017	(8)	—	—	—	—	—	—	1,901	163,885
	2/28/2017	(4)	—	—	—	—	1,901	163,885	—	—
	2/20/2018	(8)	—	—	—	—	—	—	3,634	313,287
	2/20/2018	(4)	—	—	—	—	3,634	313,287	—	—
	3/6/2019	(8)	—	—	—	—	—	—	3,645	314,235
	3/6/2019	(4)	—	—	—	—	3,645	314,235	—	—
Christina M. Clarke	11/7/2018	(8)	—	—	—	—	—	—	596	51,381
	11/7/2018	(4)	—	—	—	—	596	51,381	—	—
	3/6/2019	(8)	—	—	—	—	—	—	912	78,624
	3/6/2019	(4)	—	—	—	—	912	78,624	—	—
Madison A. Jobe	3/13/2017	(8)	—	—	—	—	—	—	1,926	166,040
	3/13/2017	(4)	—	—	—	—	1,926	166,040	—	—
	2/20/2018	(8)	—	—	—	—	—	—	2,271	195,783
	2/20/2018	(4)	—	—	—	—	2,271	195,783	—	—
	3/6/2019	(8)	—	—	—	—	—	—	2,582	222,594
	3/6/2019	(4)	—	—	—	—	2,582	222,594	—	—
Maurice Cooper(12)	—		—	—	—	—	—	—	—	—
Darryl R. Marsch(13)	—		—	—	—	—	—	—	—	—

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EXECUTIVE COMPENSATION

(1)

Amounts shown reflect the value of the underlying common stock calculated by multiplying the number of unvested restricted stock units by the closing price of our common stock on the Nasdaq on December 27, 2019, the last trading day of fiscal year 2019, which was $86.21 per share.

(2)

Represents a stock option representing the right to purchase 204,375 shares of common stock, which vested in four equal annual installments beginning on the first anniversary of the date of grant. The exercise price of this stock option was originally $3.80 per share but has been reduced to $1.52 to reflect the impact of special dividends paid to our stockholders.

(3)

Represents performance-based restricted stock units that vest based upon the achievement of EBITDA or Adjusted EBITDA goals for a three-year period. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2019 Equity Grants.”

(4)	Represents an award of service-based restricted stock units that vest in three equal annual installments beginning on the first anniversary of the date of grant.

(5)

Represents the target number of performance-based restricted stock units that vest based upon the level of cumulative new sales achieved over a three-year period, beginning July 1, 2018 and ending June 26, 2021, and potentially modified based on the Company’s total stockholder return for the same period as measured against that of the companies in the S&P 600 Restaurant Index. The number of restricted stock units that would vest upon threshold performance achievement is equal to 25% of the target number of restricted stock units, and the number that would vest upon maximum performance achievement is equal to 500% of the target number.

(6)

Represents performance-based restricted stock units that vest in four equal annual installments, beginning on the second anniversary of the date of grant, if, during the Company’s 2020 fiscal year, the Company maintains and sustains a domestic operations digital sales mix (from all channels, including delivery) of at least 40%. For additional information, see “Leadership Continuity and Chief Executive Officer Contract Renewal—Extension of Mr. Morrison’s Employment Agreement.”

(7)

Represents stock options representing the right to purchase an aggregate of 27,250 shares of common stock, half of which vest based on the achievement of service-based conditions and half of which based upon the achievement of performance-based conditions. The 13,625 performance-based stock options vest in five equal annual installments upon the Company’s achievement of an annual Adjusted EBITDA target for each of the 2015, 2016, 2017, 2018, and 2019 fiscal years. The 13,625 service-based stock options vested in five equal annual installments beginning on the first anniversary of the date of grant. The exercise price of these stock options was originally $8.90 per share but has been reduced to $6.29 to reflect the impact of special dividends paid to our stockholders.

(8)

Represents performance-based restricted stock units that vest in three equal annual installments based upon the achievement of EBITDA or Adjusted EBITDA goals for each of three consecutive fiscal years. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2019 Equity Grants.”

(9)

Represents stock options representing the right to purchase an aggregate of 52,632 shares of common stock, half of which vest based on the achievement of service-based conditions and half of which based upon the achievement of performance-based conditions. The 26,316 performance-based stock options vested in four equal annual installments upon the Company’s achievement of an annual Adjusted EBITDA target for each of the 2016, 2017, 2018, and 2019 fiscal years. The 26,316 service-based stock options vested in four equal annual installments beginning on the first anniversary of the date of grant. The exercise price of these stock options was originally $19.00 per share but has been reduced to $12.93 to reflect the impact of special dividends paid to our stockholders.

(10)

On January 14, 2020, in connection with Mr. Kruguer’s resignation, he entered into a letter agreement with the Company (the “Kruguer Letter Agreement”). Pursuant to the Kruguer Letter Agreement, on January 22, 2020, the Company accelerated the vesting of 5,246 shares of common stock underlying the service-based stock option granted to Mr. Kruguer on June 11, 2015. On March 7, 2020, the effective date of Mr. Kruguer’s resignation, all unvested shares of restricted stock, unvested restricted stock units, and unvested stock options held Mr. Kruguer were automatically forfeited. Mr. Kruguer may exercise vested stock options within the 90-day period following the effective date of his resignation, following which time any unexercised stock options will also be forfeited.

(11)

Represents an award of 5,862 shares of service-based restricted stock, which vest in four equal annual installments beginning on the first anniversary of the date of grant. In connection with Mr. Kruguer’s resignation, 1,465 unvested shares of restricted stock were automatically forfeited on March 7, 2020.

(12)	Mr. Cooper’s employment was terminated effective September 4, 2019; all of Mr. Cooper’s unvested equity awards were automatically forfeited.

(13)

Mr. Marsch retired from the Company effective June 14, 2019. Pursuant to the Marsch Letter Agreement, the Company accelerated the vesting of (i) 1,404 shares underlying performance-based stock options, (ii) 1,405 shares underlying service-based options, (iii) 3,986 performance-based restricted stock units, and (iv) 3,985 service-based restrictive stock units, all of which were originally granted pursuant to the 2015 Omnibus Plan and were scheduled to vest by March 2020 based upon the Company meeting certain adjusted EBITDA thresholds for fiscal year 2019 (with respect to the performance-based awards) or the grant-date anniversary specified in the applicable award agreement (with respect to the service-based awards).

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table

The following table sets forth a summary of the option exercises and vesting of restricted stock units and shares of restricted stock during fiscal year 2019 for each of the named executive officers:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Charles R. Morrison	60,009	4,180,117	9,640	643,407

Michael J. Skipworth	5,450	387,852	7,634	542,873

Lawrence D. Kruguer	5,263	267,470	7,437	493,208

Christina M. Clarke	—	—	594	42,706

Madison A. Jobe	—	—	6,124	411,441

Maurice Cooper	—	—	2,166	174,850

Darryl R. Marsch	8,427	618,003	14,272	1,150,546

(1)

Amounts shown reflect the value of shares obtained upon exercise of the stock option by taking the difference between the market price of the underlying securities at exercise and the exercise price of the option.

(2)

Amounts shown reflect the value of shares obtained upon the vesting of restricted stock units by multiplying the number of vested restricted stock units by the closing price of our common stock on the Nasdaq on the date of vesting.

Pension Benefits; Nonqualified Defined Contribution; and Other Nonqualified Deferred Compensation Plans

We do not provide any pension benefits, nonqualified defined contribution, or other deferred compensation plans for our named executive officers.

Employment Agreements and Arrangements

As of the end of fiscal year 2019, our Executive Severance Plan contained a “double trigger,” which means both a change-in-control and a termination of employment had to occur for severance rights to be triggered upon a change of control. In addition, the terms of the stock options and restricted stock units granted to our named executive officers include certain vesting rights upon a change of control.

Severance Benefits under our Executive Severance Plan and Chief Executive Officer’s Employment Agreement

As of the end of fiscal year 2019, we had agreed to pay severance benefits in the event of an executive’s termination by us without cause or, for Mr. Morrison, a termination by the executive for good reason. We had also agreed to provide severance benefits in the case of death and disability.

Mr. Morrison’s Employment Agreement

On November 13, 2019, the Company entered into an amended and restated employment agreement with Mr. Morrison. The agreement provides for severance benefits if Mr. Morrison’s employment is terminated without cause or if he resigns for good reason. In such instance, Mr. Morrison is entitled to (i) any earned but unpaid annual cash bonus, (ii) 2 times Mr. Morrison’s base salary as in effect at the time of termination and 2 times Mr. Morrison’s annual bonus at target value for the year of termination, payable for 24 months following the termination of his employment, and (iii) continued participation for up to 24 months in employee welfare benefit plans which, by their terms, permit a former employee to participate, subject to his compliance with the non-disclosure of trade secrets, a confidentiality obligation, a 24 month non-compete obligation, a 24 month non-solicitation obligation, a non-disparagement obligation, and the execution of a general release of claims. If Mr. Morrison’s employment is terminated without cause or he resigns for good reason within 24 months following a change of control, Mr. Morrison shall be entitled to the same severance benefits described above but will receive 2.5 times his annual base salary and annual bonus target in lieu of 2 times such amounts.

If Mr. Morrison is terminated as a result of a permanent disability, he is entitled to (i) a prorated portion of the annual bonuses earned for the year of termination (if any), calculated at the end of such year, and paid on the same

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EXECUTIVE COMPENSATION

date on which bonuses are normally paid to executive officers but in all events within two and a half months of the end of such year, (ii) any other amounts earned, accrued, or owing, but not yet paid, and (iii) continued participation in employee welfare benefit plans which, by their terms, permit a former employee to participate. In the event of his death, his estate is entitled to (i) and (ii) above as well as any other benefits to which he would be entitled in accordance with the terms of the applicable plans and programs of the Company.

If we terminate Mr. Morrison’s employment for cause or he resigns other than for good reason, we will pay (i) his base salary actually earned up to the date of termination and (ii) any earned annual cash bonus from the previous year not yet paid.

Executive Severance Plan

Effective January 2, 2019, each of our named executive officers, with the exception of Mr. Morrison, signed a Participation Agreement to our newly-adopted Executive Severance Plan, thereby terminating their respective employment agreements and agreeing to be bound by the terms of the Executive Severance Plan. All senior vice presidents and above (with the exception of our Chief Executive Officer), as well as any other officer of the Company that the Compensation Committee identifies for participation, are eligible to participate in our Executive Severance Plan (each, a “Participant”).

The Executive Severance Plan provides for certain benefits to Participants upon a Participant’s termination (a) by the Company without cause (as defined in the Executive Severance Plan), (b) by the Participant for good reason (as defined in the Executive Severance Plan), or (c) as a result of the death of the Participant within a specified period (each, a “Qualifying Termination”). In the event of a Qualifying Termination, such Participant will be eligible for:

(1)

Severance payments in an aggregate amount equal to the product of (a) 1.5 for executive vice presidents or 1.0 for any other Participant and (b) the Participant’s annual base salary, to be paid in equal installments over 12 months in accordance with the Company’s normal payroll practices;

(2)	An annual bonus payment based on the actual amount that the Participant would have been eligible for, pro-rated for the number of days actually served during the year; and
(3)

Certain COBRA premium payments until the earlier of (a) a period of 18 months for executive vice presidents or 12 months for all other Participants and (b) the date the Participant becomes covered under another employer’s health care plan.

In the event that a Qualifying Termination occurs within the 24-month period following a change in control (as defined in the Executive Severance Plan), such Participant will instead be eligible for the following enhanced benefits:

(1)

Severance payments in an aggregate amount equal to the product of (a) 2.0 for executive vice presidents or 1.5 for any other Participant and (b) the Participant’s annual base salary, to be paid in equal installments over 12 months in accordance with the Company’s normal payroll practices;

(2)	An annual bonus payment equal to the product of (a) the target amount that the Participant would have been eligible for and (b) 2.0 for executive vice presidents or 1.5 for all other Participants; and

(3)

Certain COBRA premium payments until the earlier of (a) a period of 24 months for executive vice presidents or 18 months for all other Participants and (b) the date the Participant becomes covered under another employer’s health care plan.

Severance benefits may be forfeited or reduced in certain circumstances, including in connection with certain required accounting restatements, a Participant’s breach of the release of claims, or a Participant’s breach of the restrictive covenants contained in the Participation Agreement. In the event that a Participant would otherwise incur excise tax liability as a result of any payments or benefits provided to the Participant that classify as excess parachute payments under Section 280G of the Internal Revenue Code of 1986, the Participant will either receive the payments and benefits in full or will have such payments and benefits reduced to the minimum extent necessary to avoid such excise tax liability, whichever of the foregoing results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

Accelerated Vesting under Equity Award Agreements

Stock Options

The stock options granted to the named executive officers under the 2010 Plan and 2015 Omnibus Plan include provisions that accelerate vesting in certain circumstances, including upon a change of control (as defined in the 2010 Plan and the 2015 Omnibus Plan).

WINGSTOP INC. 2020 PROXY STATEMENT | 63

EXECUTIVE COMPENSATION

In the past, the service-based stock options held by our named executive officers would generally be subject to automatic forfeiture upon a change of control. With respect to performance-based stock options held by our named executive officers, if (i) a change of control occurs prior to a specified date in the applicable form of award, (ii) we met or exceeded the Adjusted EBITDA target for the year prior to the year in which the change of control occurs, and (iii) the Board determines that we were on track to meet or exceed the Adjusted EBITDA target for the year in which the change of control occurs, then any unvested options that were eligible to vest prior to the change of control but did not will vest.

In addition, if (i) a change of control occurs prior to a specified date in the applicable form of award, (ii) during the year preceding the change of control, we achieved the Adjusted EBITDA target for a year following the year of the change of control, and (iii) the Board determines that we are on track to achieve the Adjusted EBITDA target for such subsequent year in the year that the change of control occurs, then the unvested options allocated to the year in which the change of control occurs and any subsequent year for which we met such Adjusted EBITDA target will vest.

In the case of termination as a result of death or disability, the employment of our named executive officers will be deemed to have been terminated on the last day of the fiscal year in which the death or disability occurs, and that year will be counted toward the applicable award, subject, in the case of performance-based stock options, to the achievement of the applicable performance targets.

In the case of termination by the Company without cause, our named executive officers’ stock options, to the extent vested and exercisable, must be exercised within 90 days of the effective date of the termination. The unvested remainder of the stock option will be immediately and automatically forfeited upon the effective date of termination.

Restricted Stock Units

The unvested service-based and performance-based restricted stock units held by our named executive officers generally vest following a change in control if, within six months prior or two years following such change in control, the named executive officer is terminated without cause by the Company (or its successor) or the named executive officer terminates his or her employment for good reason.

With respect to service-based restricted stock units, in the case of termination as a result of death or disability, the employment of our named executive officers will be deemed to have been terminated on the next scheduled anniversary of the date of grant, and that period will count toward the applicable vesting schedule. With respect to performance-based restricted stock units, in the case of termination as a result of death or disability, a pro rata portion of our named executive officers’ performance-based restricted stock units vest, calculated by multiplying either 50% or 100%, depending on the award, of the total performance-based restricted stock units granted by a fraction, the numerator of which equals the number of days that the named executive officer was employed during the respective performance period and the denominator of which equals the number of days in the performance period.

In the case of termination by the Company without cause, the unvested portion of our named executive officers’ restricted stock units will be immediately and automatically forfeited.

64 | WINGSTOP INC. 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers that were employed by us as of December 28, 2019, the last day of fiscal year 2019, pursuant to (i) with respect to our named executive officers other than Mr. Morrison, our Executive Severance Plan and (ii) with respect to Mr. Morrison, Mr. Morrison’s employment agreement, in each case for various scenarios involving a death, disability, change in control, termination without cause or termination for good reason, using, where applicable, the closing price of our common stock of $86.21 as reported on the Nasdaq as of December 27, 2019, the last trading day of fiscal year 2019, and assuming that the applicable triggering event occurred on December 28, 2019.

Name	Benefit	Death ($)	Disability ($)	Change in Control(1) ($)		Termination Without Cause ($)		Termination by NEO for Good Reason ($)

Charles R. Morrison	Salary continuation (24 months)	—	—	2,000,000		1,600,000		1,600,000

	2019 Bonus Plan bonus(2)	700,000	700,000	1,750,000		1,400,000		1,400,000

	Continuation of health benefits	—	50,786	50,786		50,786		50,786

	Vesting of equity awards	4,087,591	4,087,591	12,433,896		—		—

	Total	4,787,591	4,787,591	16,234,682		3,050,786		3,050,786

Michael J. Skipworth	Salary continuation	—	—	850,000		637,500		637,500

	2019 Bonus Plan bonus	—	—	510,000	(2)	255,000	(3)	255,000	(3)

	Continuation of health benefits	—	—	47,355		35,516		35,516

	Vesting of equity awards	1,318,137	1,318,137	2,422,948		—		—

	Total	1,318,137	1,318,137	3,830,303		928,016		928,016

Lawrence D. Kruguer	Salary continuation	—	—	800,000		600,000		600,000

	2019 Bonus Plan bonus	—	—	480,000	(2)	240,000	(3)	240,000	(3)

	Continuation of health benefits	—	—	47,355		35,516		35,516

	Vesting of equity awards	1,236,294	1,236,294	2,094,859		—		—

	Total	1,236,294	1,236,294	3,422,214		875,516		875,516

Christina M. Clarke	Salary continuation	—	—	510,000		340,000		340,000

	2019 Bonus Plan bonus	—	—	188,550	(2)	125,700	(3)	125,700	(3)

	Continuation of health benefits	—	—	37,751		25,168		25,168

	Vesting of equity awards	103,797	103,797	260,009		—		—

	Total	103,797	103,797	996,310		490,868		490,868

Madison A. Jobe	Salary continuation	—	—	510,000		340,000		340,000

	2019 Bonus Plan bonus	—	—	255,000	(2)	170,000	(3)	170,000	(3)

	Continuation of health benefits	—	—	25,380		16,920		16,920

	Vesting of equity awards	676,145	676,145	1,168,835		—		—

	Total	676,145	676,145	1,959,215		526,920		526,920

(1)

Assumes that, in connection with the change of control, (a) with respect to Mr. Morrison, his employment is terminated without cause or for good reason within a two-year period following a change of control, or (b) with respect to the other named executive officers, their respective employment is terminated without cause, for good reason, or as a result of the death of such officer within a two-year period following a change of control.

(2)	Calculated based on the target bonus amount that our named executive officers would have been eligible for under the 2019 Bonus Plan.

(3)

Calculated based on the amount of bonus our named executive officers would have been entitled to under the 2019 Bonus Plan based on the Company’s actual performance during the 2019 performance period, which is the same bonus amount actually paid to our named executive officers for 2019 and reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

WINGSTOP INC. 2020 PROXY STATEMENT | 65

EXECUTIVE COMPENSATION

Mr. Marsch retired from the Company effective June 14, 2019. Pursuant to the Marsch Letter Agreement, Mr. Marsch agreed to provide transition assistance through the effective date of his retirement, to not disclose confidential information, and to a general release of claims in favor of the Company. In exchange, the Company accelerated the vesting of (i) 1,404 shares underlying performance-based stock options, (ii) 1,405 shares underlying service-based stock options, (iii) 3,986 performance-based restricted stock units, and (iv) 3,985 service-based restrictive stock units, all of which were scheduled to vest by March 2020 based upon the Company meeting certain adjusted EBITDA thresholds for fiscal year 2019 (with respect to the performance-based awards) or the grant-date anniversary specified in the applicable award agreement (with respect to the service-based awards). All of Mr. Marsch’s other unvested equity awards that were scheduled to vest after June 14, 2019 were forfeited and cancelled.

Mr. Cooper’s employment was terminated effective September 4, 2019. Pursuant to the Executive Severance Plan, Mr. Cooper was entitled to severance benefits consisting of (i) 1.5 times his base salary, (ii) the pro-rated portion of Mr. Cooper’s bonus that he would have earned under the 2019 Bonus Plan had he been employed at the end of the 2019 fiscal year and (iii) COBRA premium payments for the 18-month period following termination. In exchange for such severance payments, Mr. Cooper signed a general release of claims in favor of the Company. All of Mr. Cooper’s unvested equity awards that were scheduled to vest after September 4, 2019 were forfeited and cancelled.

Mr. Kruguer resigned from the Company effective March 7, 2020. Pursuant to the Kruguer Letter Agreement, Mr. Kruguer agreed to a customary confidentiality provision and to a general release of claims in favor of the Company. In exchange, the Company agreed to accelerate the vesting of 5,264 shares underlying service-based stock options that were originally scheduled to vest on June 11, 2020 and provide severance benefits consisting of (i) 1.5 times his base salary and (ii) COBRA premium payments for the 18-month period following Mr. Kruguer’s resignation. All of Mr. Kruguer’s other unvested equity awards that were scheduled to vest after March 7, 2020 were forfeited and cancelled.

Equity Compensation Plan Table

The following table includes information regarding securities authorized for issuance under our equity compensation plans as of December 28, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining for future issuance under equity compensation plans

Equity compensation plans approved by security holders	228,000	$5.72	1,703,156

Equity compensation plans not approved by security holders	—	—	—

(1)

Includes restricted stock awards, service-based restricted stock units, and performance-based restricted stock units that vest based upon the achievement of EBITDA or Adjusted EBITDA goals. For additional information, see “Elements of Executive Compensation—Equity Incentive Awards—Fiscal Year 2019 Equity Grants.”

(2)

The amount reported in “Weighted-average exercise price of outstanding options, warrants and rights” does not take into account restricted stock awards or restricted stock units because they have no exercise price.

CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay that our non-managerial employees receive. The Compensation Committee reviewed a comparison of Chief

Executive Officer pay (base salary and incentive pay) to the pay of all of our employees in 2019. The compensation for our Chief Executive Officer in 2019 was approximately 292 times the compensation of our median employee.

We identified the median employee by examining the 2019 total compensation (including equity compensation) for all individuals, excluding our Chief Executive Officer,

66 | WINGSTOP INC. 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

who were employed by us on December 28, 2019, the last day of our fiscal year. We included all employees, whether employed on a full-time or part-time basis. We did not make any assumptions, adjustments, or estimates with respect to total compensation, but we did annualize the compensation for any employees that were not employed by us for all of 2019 because we believe that doing so (a) reflects a more accurate comparison of our Chief Executive Officer’s total compensation to our median employee’s total compensation and (b) is consistent with the common practice in our industry.

We believe the use of total compensation for all employees is a consistently applied compensation measure because it takes into account every potential form of compensation that the Company offers to its employees. Although most employees, including the median employee, are not eligible to receive equity compensation, we have nevertheless calculated the pay ratio to include our Chief

Executive Officer’s equity awards to provide a more complete view of our compensation practices.

After identifying the median employee based on total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Summary Compensation Table” on beginning on page 56. The total compensation during fiscal year 2019 for our Chief Executive Officer, Charles R. Morrison, as set forth above in the Summary Compensation Table, was $6,462,605. The total compensation during fiscal year 2019 for our median employee, using the same methodology, was $22,149. This results in a ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation of 292:1. For additional information concerning Mr. Morrison’s compensation, see “Executive Compensation—Summary Compensation Table.”

WINGSTOP INC. 2020 PROXY STATEMENT | 67

NEXT ANNUAL MEETING— STOCKHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2021 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) must be received by                     , 2020. However, pursuant to such rule, if the 2021 Annual Meeting is held on a date that is before May 9, 2021 or after July 8, 2021, then a stockholder proposal submitted for inclusion in our proxy statement for the 2021 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2021 Annual Meeting.

Stockholder Proposals of Business

Under our Bylaws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the stockholder (i) is a stockholder of record at the time of giving notice of such proposal, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in our Bylaws.

Our Bylaws provide that the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2021 Annual Meeting between February 8, 2021 and March 10, 2021; provided, however, if and only if the 2021 Annual Meeting is not scheduled to be held between May 9, 2021 and August 17, 2021, such stockholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2021 Annual Meeting and not later than the later of (A) the tenth day following the day of the public announcement of the date of the 2021 Annual Meeting or (B) the date which is 90 days prior to the date of the 2021 Annual Meeting. The advance notice of the proposal must contain certain information specified in our

Bylaws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of our Bylaws. Stockholders intending to submit a proposal of business at the 2021 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our Bylaws, which were filed with the SEC as an exhibit to our Form 10-K filed on February 19, 2020.

Stockholder Nominations of Directors

Stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice, and other provisions of our Bylaws, which are the same as the procedures for stockholder submissions for proposals of business described above. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information as of, and within ten days of, the record date for the 2021 Annual Meeting. The foregoing description is only a summary of the requirements of our Bylaws. Stockholders intending to submit a nomination for the 2021 Annual Meeting must comply with the provisions specified in our Bylaws, which were filed with the SEC as an exhibit to our Form 10-K filed on February 19, 2020.

Contact Information

Stockholder proposals or nominations should be sent to:

Wingstop Inc.

5501 LBJ Freeway, 5th Floor

Dallas, Texas 75240

Attention: Corporate Secretary

68 | WINGSTOP INC. 2020 PROXY STATEMENT

OTHER MATTERS

Other Business

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By order of the Board of Directors,

Albert G. McGrath
Senior Vice President, General Counsel & Secretary

WINGSTOP INC. 2020 PROXY STATEMENT | 69

Appendix A

PROPOSED CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

WINGSTOP INC.

The text of the proposed amendment is marked to reflect the proposed changes. Additions to the proposed amendment are indicated by bolded underlined text, and deletions are indicated by strike-outs.

Wingstop Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1.        This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on March 18, 2015, as subsequently amended and restated (the “Certificate of Incorporation”).

2.        Article V(c) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, and notwithstanding any other provision of this Certificate of Incorporation, directors of the Corporation may be removed only for cause at a meeting of stockholders called for that purpose, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Voting Stock, voting together as a single class~~; provided, however, at any time RC II WS LLC (“RC II WS”) and its Affiliates collectively own at least fifty percent (50%) of the Voting Stock, directors may be removed with or without cause upon the affirmative vote of RC II WS and its Affiliates that beneficially own outstanding shares of Voting Stock. “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person (other than with respect to RC II WS, the Corporation and its subsidiaries); the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. The term “person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. For the purpose of this Certificate of Incorporation, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)~~.

3.        Article VII(a) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

Action by Written Consent. ~~The stockholders of the Corporation may take any action required or permitted to be taken by the Corporation’s stockholders by written consent in lieu of a meeting, provided, however, at any time RC II WS and its Affiliates collectively own less than fifty percent (50%) of the outstanding shares of Common Stock, a~~ Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

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APPENDIX A

4.        Article VIII(c)(v) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

~~“Exempted Person” means any of RC II WS, any affiliate of RC II WS (other than the Corporation and its subsidiaries), any of their respective direct or indirect transferees of at least 15% of the Corporation’s outstanding common stock and any “group” of which any such person is a part under Rule 13d-5 of the Exchange Act.~~ Reserved.

5.        Article VIII(c)(vi) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“interested stockholder” means any person (other than the Corporation and its subsidiaries) that (A) is the owner of fifteen percent (15%) or more of the Voting Stock of the Corporation, or (B) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the Voting Stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include ~~(1) any Exempted Person, or (2)~~ any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that ~~with respect to clause (2)~~ such person shall be an interested stockholder if thereafter such person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6.        Article IX of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

~~(a)        Certain Acknowledgments. In recognition and anticipation that (i) the directors, officers and/or employees of RC II WS and its Affiliates may serve as directors and/or officers of the Corporation, (ii) RC II WS and its Affiliates engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation may engage in material business transactions with RC II WS and its Affiliates and that the Corporation is expected to benefit therefrom, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve RC II WS or its Affiliates, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.~~

~~(b)        Competition and Corporate Opportunities. Neither of RC II WS nor any of its Affiliates shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation and neither RC II WS nor any officer or director thereof (except as provided in paragraph (c) below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of RC II WS or any of its Affiliates. In the event that RC II WS or any of its Affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation, neither of RC II WS nor any of its Affiliates shall have any duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that RC II WS or any of its Affiliates pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.~~

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APPENDIX A

~~(c)        Allocation of Corporate Opportunities. In the event that a director or officer of the Corporation who is also a director or officer of RC II WS acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation and RC II WS or any of its Affiliates, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:~~

~~i.         A corporate opportunity offered to any person who is a director or officer of the Corporation, and who is also a director or officer of RC II WS or any of its Affiliates, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation.~~

~~ii.         Otherwise, such corporate opportunity shall belong to RC II WS and its Affiliates.~~

~~(d)        Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.~~

~~(e)        Renouncement of Certain Corporate Opportunities. Except as provided in paragraph (c)(i) above, if a director or officer of the Corporation who is also a director or officer of RC II WS or any of its Affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity, the Corporation shall have no interest in such corporate opportunity and no expectancy that such corporate opportunity be offered to it, any such interest or expectancy being hereby renounced, so that such person shall have no duty to present such corporate opportunity to the Corporation and shall have the right to hold and exploit any such corporate opportunity for its (and its officers’, employees’, directors’, agents’, stockholders’, members’, partners’, affiliates’ or subsidiaries’) own account or to direct, sell, assign or transfer such corporate opportunity to persons other than the Corporation. Such person shall not breach any fiduciary duty to the Corporation or to its stockholders by reason of the fact that such person does not present such corporate opportunity to the Corporation or pursues, acquires or exploits such corporate opportunity for itself or directs, sells, assigns or transfers such corporate opportunity to another person.~~

~~(f)        Agreements and Transactions with RC II WS. In the event that RC II WS or any of its Affiliates enters into an agreement or transaction with the Corporation, a director or officer of the Corporation who is also a director or officer of RC II WS or any of its Affiliates shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:~~

~~i.         The agreement or transaction was approved by (A) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons with a material financial interest in the agreement or transaction (“Interested Persons”), (B) an affirmative vote of a majority of the members of a committee of the Board of Directors of the Corporation consisting of members who are not Interested Persons or (C) one or more of the Corporation’s officers or employees who are not Interested Persons and who were authorized by the Board of Directors of the Corporation or committee thereof in the manner set forth in (A) and (B) above, in each case after being made aware of the material facts of the relationship between each of the Corporation and RC II WS or an Affiliate thereof and the material terms and facts of the agreement or transaction;~~

~~ii.         The agreement or transaction was fair to the Corporation at the time the agreement or transaction was entered into by the Corporation; or~~

~~iii.         The agreement or transaction was approved by an affirmative vote of a majority of the shares of the Corporation’s Common Stock entitled to vote, excluding shares beneficially owned by RC II WS, any Affiliate or Interested Person.~~

WINGSTOP INC. 2020 PROXY STATEMENT | A-3

APPENDIX A

~~(g)        Termination. The provisions of this Article IX shall have no further force or effect for RC II WS and its Affiliates at such time as RC II WS and any company controlling, controlled by or under common control with RC II WS shall first cease to be the owner, in the aggregate, of Common Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Common Stock; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation and RC II WS or any Affiliate thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction or agreement entered into between the Corporation and RC II WS or any affiliate thereof.~~

~~(h)        Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice or and to have consented to the provisions of this Article IX.~~ Reserved.

7.        Article XI of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

The Corporation reserves the right to alter, amend, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Article VI, paragraphs (a), (b) and (c) of Article VII, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law~~, (i) at any time RC II WS and its Affiliates collectively own at least fifty percent (50%) of the Voting Stock, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class, and (ii) at any time RC II WS and its Affiliates collectively own less than fifty percent (50%) of the Voting Stock,~~ such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Voting Stock, voting together as a single class.

8.        The foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

9.        This Certificate of Amendment shall become effective when it is filed with the Secretary of State of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

A-4 | WINGSTOP INC. 2020 PROXY STATEMENT

APPENDIX A

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this      day of                     , 2020.

WINGSTOP INC., a Delaware corporation

By:
Name:
Title:

WINGSTOP INC. 2020 PROXY STATEMENT | A-5

Preliminary Copy

ANNUAL MEETING OF WINGSTOP INC.

Please make your marks like this: [X] **Use dark black pencil or pen only**

	For	Withhold		Directors Recommend
1: Election of Directors				
01 Lynn Crump-Caine	☐	☐		For
02 Wesley S. McDonald	☐	☐		For
	For	**Against**	**Abstain**	
2: Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.	☐	☐	☐	For
3: Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐	For
4: Approve amendments to our Certificate of Incorporation to remove provisions that provide favorable rights to RC II WS LLC that are no longer applicable	☐	☐	☐	For
5: Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.				
To attend the meeting and vote your shares in person, please mark this box.		☐		

_________________________ Please Sign Here   _________________________ Please Date Above

_________________________ Please Sign Here   _________________________ Please Date Above

VOTE BY:

INTERNET

Go To
www.proxypush.com/WING
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-243-5450
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

PROXY TABULATOR FOR

WINGSTOP INC.
P.O. BOX 8016
CARY, NC 27512-9903

ANNUAL MEETING OF WINGSTOP INC. Annual Meeting of Wingstop Inc. Date: June 8, 2020 to be held on Monday, June 8, 2020 Time: 10:00 A.M. (Central Time) for Holders as of April 13, 2020 Place: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/WING for more details. This proxy is being solicited on behalf of the Board of Directors Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR all Nominees listed in . VOTE BY: INTERNET TELEPHONE proposal 1 and FOR proposals 2, 3, and 4. Call provided www Go To .proxypush.com/WING 866-243-5450 Cast your vote online Use any touch-tone telephone. 1: Election of Directors Directors . OR Recommend Meeting . Have your Proxy Card/Voting Instruction Form ready. For Withhold View Documents 01 Lynn Crump-Caine For Follow the simple recorded instructions. envelope MAIL 02 Wesley S. McDonald For the Mark, and in OR sign date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. For Against Abstain Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. 2: Ratify the appointment of KPMG LLP as our For portion independent registered public accounting The undersigned hereby appoints Charles R. Morrison and Michael J. Skipworth, and each or either of them, as the firm for fiscal year 2020.this true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and 3: Approve, on an advisory basis, the just each of them, to vote all the shares of capital stock of Wingstop Inc. which the undersigned is entitled to vote at said For compensation of our named meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly executive officers. brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys return to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy 4: Approve amendments to our Certificate of Forand heretofore given. Incorporation to remove provisions that provide favorable rights to RC II WS LLC that THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION are no longer applicable IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3, AND 4. 5: Consider may properly and come act upon before such the other annual business meeting as perforation or any adjournments or postponements the thereof. At To attend the meeting and vote your shares in PROXY TABULATOR FOR person, please mark this box. WINGSTOP INC. carefully P.O. BOX 8016 separate CARY, NC 27512-9903 Please Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy —Wingstop Inc. Annual Meeting of Stockholders June 8, 2020 10:00 A.M. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Charles R. Morrison and Michael J. Skipworth, each with full power of substitution, to vote the shares of common stock of Wingstop Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders on Monday, June 8, 2020 at 10:00 a.m. Central Time and any and all adjournment thereof, as set forth below. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees Please specified in Item 1 and FOR the proposals in Items 2, 3, and 4. separate (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) carefully at the perforation and return just this portion in the envelope provided .